                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY



================================================================================


                                  $770,000,000

                                CREDIT AGREEMENT

                                     AMONG

                        INTERNATIONAL HOME FOODS, INC.,
                                  AS BORROWER,

                              THE SEVERAL LENDERS
                       FROM TIME TO TIME PARTIES HERETO,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                            AS DOCUMENTATION AGENT,

                             BANKERS TRUST COMPANY,
                             AS SYNDICATION AGENT,

                                      AND

                           THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT


                          DATED AS OF NOVEMBER 1, 1996

================================================================================

                               TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.1  Term Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.2  Procedure for Term Loan Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.3  Repayment of Term Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         2.4  Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.5  Procedure for Revolving Credit Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         2.6  Swing Line Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2.7  Procedure for Swing Line Borrowing; Refunding of Swing Line Loans . . . . . . . . . . . . . . . . . . .  25
         2.8  Commitment Fees, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         2.9  Termination or Reduction of Revolving Credit Commitments  . . . . . . . . . . . . . . . . . . . . . . .  27
         2.10  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.11  Mandatory Prepayments and Commitment Reductions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         2.12  Conversion and Continuation Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.13  Minimum Amounts and Maximum Number of Eurodollar Tranches  . . . . . . . . . . . . . . . . . . . . . .  29
         2.14  Interest Rates and Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.15  Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.16  Inability to Determine Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.17  Pro Rata Treatment and Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         2.18  Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         2.19  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         2.20  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.21  Change of Lending Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.22  Replacement of Lenders under Certain Circumstances . . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.1  L/C Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.2  Procedure for Issuance of Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3.3  Commissions, Fees and Other Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.4  L/C Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3.5  Reimbursement Obligation of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.6  Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3.7  Letter of Credit Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         3.8  Applications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 4.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.1  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         4.2  No Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.3  Corporate Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.4  Corporate Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.5  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

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         4.6  No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.7  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.8  Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.9  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.10  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.11  Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.12  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.13  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.14  Investment Company Act; Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.16  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.18  Accuracy of Information, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.19  Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.20  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.21  Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.22  Regulation H . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 5.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.1  Conditions to Initial Extension of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.2  Conditions to Each Extension of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.1  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         6.2  Certificates; Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.3  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.4  Conduct of Business and Maintenance of Existence, etc.  . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.5  Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.6  Inspection of Property; Books and Records; Discussions  . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         6.8  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.9  Interest Rate Protection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         6.10  Additional Collateral, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.1  Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         7.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         7.3  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.4  Limitation on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.5  Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.6  Limitation on Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.7  Limitation on Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         7.8  Limitation on Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         7.9  Limitation on Optional Payments and Modifications of Debt Instruments, etc.   . . . . . . . . . . . . .  60
         7.10  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.11  Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         7.12  Limitation on Changes in Fiscal Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.13  Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

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
         7.14  Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         7.15  Limitation on Amendments to Acquisition Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 9.  THE AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         9.2  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.3  Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.4  Reliance by Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         9.5  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.6  Non-Reliance on Agents and Other Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         9.8  Agent in Its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.9  Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.10  Authorization to Release Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         9.11  Documentation Agent and Syndication Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         10.1  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         10.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         10.3  No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.4  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.5  Payment of Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         10.6  Successors and Assigns; Participations and Assignments . . . . . . . . . . . . . . . . . . . . . . . .  70
         10.7  Adjustments; Set-off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         10.8  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.9  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.10  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.11  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.12  Submission To Jurisdiction; Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.13  Acknowledgements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         10.14  WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         10.15  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SCHEDULES:

1.1A                Commitments
1.1B                Mortgaged Property
4.4                 Consents, Authorizations, Filings and Notices
4.15                Subsidiaries
4.19(a)             UCC Filing Jurisdictions
4.19(b)             Mortgage Filing Jurisdictions
7.2(e)              Existing Indebtedness
7.3(f)              Existing Liens
7.8(g)              Existing Investments
7.10                Certain Fees


EXHIBITS:

A                   Form of Guarantee and Collateral Agreement
B                   Form of Compliance Certificate
C                   Form of Closing Certificate
D-1                 Form of Mortgage -- Borrower
D-2                 Form of Mortgage -- Subsidiary Guarantor
E                   Form of Assignment and Acceptance
F                   Form of Legal Opinion of Vinson & Elkins
G-1                 Form of Term Note
G-2                 Form of Revolving Credit Note
G-3                 Form of Swing Line Note

                 CREDIT AGREEMENT, dated as of November 1, 1996, among INTERNATIONAL HOME FOODS, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), MORGAN STANLEY SENIOR FUNDING, INC., as documentation agent (in such capacity, the "Documentation Agent"), BANKERS TRUST COMPANY, as syndication agent (in such capacity, the "Syndication Agent"), and THE CHASE MANHATTAN BANK, as administrative agent for the Lenders hereunder.

                 The parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of
         (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                 "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                 "Acquisition Agreement": the Agreement of Sale and Plan of Merger, dated as of September 5, 1996, among the Sellers, AH Food Co., the Buyer and the Merger Sub.

                 "Acquisitions": the collective reference to the AHP Acquisition and the Heritage Acquisition.

                 "Adjustment Date":  as defined in the Pricing Grid.

                 "Administrative Agent": Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                 "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 51% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agents": the collective reference to the Administrative Agent, the Syndication Agent and the Documentation Agent.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "AH Food Co.": American Home Food Products, Inc., a Delaware corporation.

                 "AHP": American Home Products Corporation, a Delaware corporation.

                 "AHP Acquisition":  as defined in Section 5.1(b).

                 "AHP Food Business":  as defined in Section 5.1(b).

                 "AHP Holding": AHP Subsidiary Holding Corporation, a Delaware corporation.

                 "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                                              Eurodollar
                                                 ABR Loans                    Loans
                                                 ---------                    ----------
         Tranche A Loans                            1-1/2%                      2-1/2%
         Tranche B Term Loans                         2%                          3%
         Tranche C Term Loans                       2-1/2%                      3-1/2%

         ; provided, that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Applicable Margin with respect to Tranche A Loans will be determined pursuant to the Pricing Grid.

                 "Application": an application, in such form (reasonably acceptable to the Borrower) as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

                 "Asset Sale": any Disposition of Property other than (a) any Disposition of Property permitted by any of clauses (a) through (h) of
         Section 7.5 and (b) any Disposition of Property which, together with any related Disposition of Property, yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of less than $1,000,000, provided, that the aggregate gross proceeds of Dispositions of Property excluded from the definition of "Asset Sale" pursuant to this clause (b) shall not exceed $5,000,000 in any fiscal year of the Borrower.

                 "Asset Swap": any substantially concurrent purchase and sale, or exchange, of Property used or usable in the business of the Borrower and its Subsidiaries.

                 "Assignee":  as defined in Section 10.6(c).

                 "Assignor":  as defined in Section 10.6(c).

                 "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to (a) such Lender's Revolving Credit Commitment minus (b) such Lender's Revolving Extensions of Credit; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                 "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                 "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

                 "Business":  as defined in Section 4.17.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "Buyer":  AHFP Holding Corporation, a Delaware corporation.

                 "Canadian Subsidiary": any Subsidiary of the Borrower organized under the laws of Canada (or any jurisdiction therein).

                 "Canadian Subsidiary Equivalent Outstandings":  as defined in
         Section 7.2(h).

                 "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                 "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                 "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) money market accounts or funds with or issued by Qualified Issuers; and (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above.

                 "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                 "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                 "Chase":  The Chase Manhattan Bank.

                 "Closing Date":  November 1, 1996.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                 "Commitment": as to any Lender, the sum of the Tranche A Term Loan Commitment, the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                 "Commitment Fee Rate": 1/2 of 1% per annum; provided, that on and after the first Adjustment Date occurring after the completion of four full fiscal quarters of the Borrower after the Closing Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                 "Compliance Certificate": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

                 "Confidential Information Memorandum": the Confidential Information Memorandum dated October 1996 and furnished to the Lenders.

                 "Consolidated Current Assets": at a particular date, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

                 "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries, (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans to the extent otherwise included therein, (c) accrued interest expense and (d) accrued income tax expense.

                 "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) total income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets other than inventory sold in the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets other than inventory sold in the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

                 "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) (i) Consolidated EBITDA for such period less (ii) the lesser of (x) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding (1) the principal amount of Indebtedness (other than Loans) incurred in connection with such expenditures and
         (2) Capital Expenditures made pursuant to Section 7.7(b)) and (y) if applicable, the Scheduled Capital Expenditure Amount for such period to (b) Consolidated Fixed Charges for such period.

                 "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period, (b) Consolidated Tax Expense for such period and (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including the Term Loans).

                 "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

                 "Consolidated Interest Expense": for any period, total cash interest expense (including that attributable to Capital Lease Obligations), net of interest income, of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest

         Rate Protection Agreements to the extent such net costs are allocable to such period in accordance with GAAP).

                 "Consolidated Leverage Ratio": as at the last day of any period, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated EBITDA for such period.

                 "Consolidated Net Income": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries.

                 "Consolidated Tax Expense": for any period, provision for cash income taxes made by the Borrower or any of its Subsidiaries for such period on a consolidated basis.

                 "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness, net of cash and Cash Equivalents, of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                 "Consolidated Working Capital": the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                 "Continuing Directors": the directors of the Borrower on the Closing Date, after giving effect to the Acquisitions and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of the Borrower.

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Contributed Equity": (a) the proceeds of any capital contribution made to the Borrower (or to a Parent and in turn contributed to the Borrower) by any member of the Existing Investor Group and (b) the proceeds of any private placement of Capital Stock of the Borrower (or of a Parent and in turn contributed to the Borrower) consummated after the Closing Date, provided, that the aggregate amount of proceeds of sales of Capital Stock to Persons other than members of the Existing Investor Group that may be included in "Contributed Equity" pursuant to this clause (b) shall not exceed $25,000,000 during the period from the Closing Date to the first anniversary thereof and shall not exceed $50,000,000 during the term of this Agreement. As used in this definition, (i) "Existing Investor Group" refers to any Permitted Investor (other than any Parent), AHP or any of its Affiliates or any Person that owns Capital Stock of the Buyer on the Closing Date or that acquires Capital Stock of the Buyer within 60 days after the Closing Date and (ii)

         "Parent" refers to the Buyer or any other direct or indirect holding company parent of the Borrower.

                 "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                 "Dollars" and "$": lawful currency of the United States of America.

                 "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

                 "ECF Percentage": 75%; provided, that, with respect to each fiscal year of the Borrower ending on or after December 31, 1998, the ECF Percentage shall be reduced to 50% if the Consolidated Leverage Ratio as of the last day of such fiscal year is not greater than 4.50 to 1.0.

                 "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                 "Equity Financing Proceeds": any Contributed Equity used to finance any Capital Expenditure made pursuant to Section 7.7(b) or any investment made pursuant to Section 7.8(h).

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                 "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

                 "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                 "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                 "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                 "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 "Excess Cash Flow": for any fiscal year of the Borrower, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated EBITDA for such fiscal year, (ii) decreases in Consolidated Working Capital for such fiscal year, (iii) the amount of any refund received by the Borrower and its Subsidiaries during such fiscal year on taxes paid by the Borrower and its Subsidiaries, (iv) cash dividends, cash interest and other similar cash payments received by the Borrower during such fiscal year in respect of investments to the extent not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (v) any purchase price adjustments paid to the Borrower during such fiscal year pursuant to the Acquisition Agreement, and (vi) extraordinary cash gains to the extent subtracted or otherwise not included in Consolidated Net Income to determine Consolidated EBITDA for such fiscal year over (b) the sum, without duplication, of (i) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures and (y) any such expenditures made pursuant to Section 7.7(b) except, in the case of this clause (y), to the extent that the amounts used to make such expenditures were included in determining Consolidated EBITDA for such fiscal year), (ii) the aggregate amount of all prepayments of Revolving Credit Loans and Swing Line Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) increases in Consolidated Working Capital for such fiscal year, (v) cash interest expense of the

         Borrower and its Subsidiaries for such fiscal year, (vi) cash taxes actually paid in such fiscal year or to be paid in the subsequent fiscal year on account of such fiscal year to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year, (vii) the amount of all loans and advances made in such fiscal year pursuant to Section 7.8(d) (net of any repayments of such loans and advances made during such fiscal year), (viii) the amount of all investments made in such fiscal year pursuant to Section 7.8(n),
         (ix) the amount of all deposits required to be made by the Borrower or any of its Subsidiaries during such fiscal year in connection with investments made pursuant to Section 7.8(l) (net of any amounts returned in respect of such deposits during such fiscal year), (x) dividends paid by the Borrower during such fiscal year in accordance with Section 7.6 to the extent not subtracted in the determination of Consolidated Net Income of the Borrower for such fiscal year, (xi) previously expensed royalty payments made during such fiscal year to the extent not subtracted in the determination of Consolidated Net Income of the Borrower for such fiscal year, (xii) any purchase price adjustments paid by the Borrower during such fiscal year pursuant to the Acquisition Agreement, and (xiii) extraordinary cash losses to the extent added to Consolidated Net Income to determine Consolidated EBITDA for such fiscal year.

                 "Excess Cash Flow Application Date": as defined in Section 2.11(c).

                 "Excluded Foreign Subsidiaries": any Foreign Subsidiary the pledge of all of whose Capital Stock as Collateral would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

                 "Facility": each of (a) the Tranche A Term Loan Commitments and the Tranche A Term Loans made thereunder (the "Tranche A Term Loan Facility"), (b) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "Tranche B Term Loan Facility"), (c) the Tranche C Term Loan Commitments and the Tranche C Term Loans made thereunder (the "Tranche C Term Loan Facility") and (d) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

                 "Federal Funds Effective Rate": as defined in the definition of "ABR".

                 "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                 "Funded Debt": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

                 "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of the AHP Food Business or Heritage, as the case may be, in respect of the fiscal year ended December 31, 1995 delivered pursuant to Section 4.1(b). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission (or successors thereto or agencies with similar functions).

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "Heritage": Heritage Brands Holdings, Inc., a Delaware corporation.

                 "Heritage Acquisition":  as defined in Section 5.1(b).

                 "Hicks Muse":  Hicks, Muse, Tate & Furst Incorporated.

                 "HM Equity":  as defined in Section 5.1(b).

                 "Incur": as defined in Section 7.2; and the term "Incurrence" shall have a correlative meaning.

                 "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables and accrued expenses incurred in the ordinary course of such Person's business),
         (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person,
         (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above and (i) all obligations of the kind referred to in clauses (a) through
         (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

                 "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent":  pertaining to a condition of Insolvency.

                 "Initial Public Offering": an underwritten public offering by the Borrower of Capital Stock of the Borrower pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

                 "Intellectual Property":  as defined in Section 4.9.

                 "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
         (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of repayment thereof at final stated maturity.

                 "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or (if available to all Lenders under the relevant Facility) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                          (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                          (ii) any Interest Period that would otherwise extend
                 beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Tranche A Term Loans, the Tranche B Term Loans or the Tranche C Term Loans, as the case may be, shall end on the Revolving Credit Termination Date or such due date, as applicable;

                          (iii) any Interest Period that begins on the last
                 Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                          (iv) the Borrower shall select Interest Periods so as
                 not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                 "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                 "Issuing Lender": Chase or any of its affiliates or, with the approval of the Administrative Agent, any of the other Lenders which chooses to be an Issuing Lender, in its capacity as issuer of any Letter of Credit.

                 "L/C Commitment":  $25,000,000.

                 "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                 "L/C Obligations":  at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                 "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

                 "Letters of Credit":  as defined in Section 3.1(a).

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                 "Loan": any loan made by any Lender pursuant to this Agreement.

                 "Loan Documents": this Agreement, the Security Documents and the Notes.

                 "Loan Parties": the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document.

                 "Majority Facility Lenders": with respect to any Facility, the holders of not less than 51% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of not less than 51% of the aggregate Revolving Credit Commitments).

                 "Majority Revolving Credit Facility Lenders": the Majority Facility Lenders in respect of the Revolving Credit Facility.

                 "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                 "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Merger":  as defined in Section 5.1(b).

                 "Merger Sub": AHFP Acquisition Corporation, a Delaware corporation.

                 "Mortgaged Properties":  the real properties listed on
         Schedule 1.1B, as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                 "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D-1 or D-2, as the case may be (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of purchase price adjustments reasonably expected to be payable in connection therewith and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith, provided that, with respect to any issuance or sale of debt securities or instruments as described in this clause (b), to the extent that such cash proceeds are used to refinance any Indebtedness permitted by this Agreement, then such cash proceeds shall not constitute "Net Cash Proceeds" for the purpose of this Agreement.

                 "Non-Excluded Taxes":  as defined in Section 2.19(a).

                 "Non-U.S. Lender":  as defined in Section 2.19(b).

                 "Notes": the collective reference to the Tranche A Term Notes, the Tranche B Term Notes, the Tranche C Term Notes, the Revolving Credit Notes and the Swing Line Note.

                 "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Interest Rate Protection Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Protection Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

                 "Participant":  as defined in Section 10.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                 "Permitted Investors": the collective reference to Hicks Muse and its Affiliates and principals.

                 "Permitted Issuance": (a) the issuance by the Borrower of shares of Capital Stock as dividends on issued and outstanding Capital Stock of the same class of the Borrower or pursuant to any dividend reinvestment plan, (b) the issuance by the Borrower of options or other equity securities of the Borrower to outside directors, members of management or employees of the Borrower or any Subsidiary of the Borrower, (c) the issuance of securities as interest or dividends on pay-in-kind debt or preferred equity securities permitted hereunder and under the Security Documents, and (d) the issuance to the Borrower or any Subsidiary (or any director, with respect to directors' qualifying shares) by any Subsidiary of the Borrower of any of its Capital Stock, in each case with respect to this clause (d) to the extent such Capital Stock is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Guarantee and Collateral Agreement (provided, that only 65% of the Capital Stock of an Excluded Foreign Subsidiary is required to be so pledged).

                 "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Pricing Grid":  the pricing grid attached hereto as Annex A.

                 "Prime Rate":  as defined in the definition of "ABR".

                 "Pro Forma Balance Sheet":  as defined in Section 4.1(a).

                 "Projections":  as defined in Section 6.2(c).

                 "Properties":  as defined in Section 4.17.

                 "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                 "Qualified Issuer": any commercial bank (a) which has capital and surplus in excess of $250,000,000 and (b) the outstanding long-term debt securities of which are rated at least A-2 by Standard & Poor's Ratings Services or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

                 "Recovery Event": any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding relating to any Property of the Borrower or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields gross proceeds to the Borrower or any of its Subsidiaries of less than $1,000,000.

                 "Refunded Swing Line Loans":  as defined in Section 2.7.

                 "Refunding Date":  as defined in Section 2.7.

                 "Register":  as defined in Section 10.6(d).

                 "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

                 "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

                 "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                 "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

                 "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

                 "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring six months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under the regulations issued pursuant to
         Section 4043(b) of ERISA.

                 "Required Lenders": the holders of not less than 51% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
         (i) the aggregate unpaid principal amount of the Term Loans and (ii) the aggregate Revolving Credit Commitments or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation (including, without limitation, Environmental Laws) or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Responsible Officer": the chief executive officer, the president, any senior vice president, the chief financial officer or the treasurer of the Borrower (including, in any event, any person who is an officer of the Borrower and is named on the closing certificate delivered by the Borrower on the Closing Date pursuant to Section 5.1(g) whether or not such person holds any of the foregoing positions).

                 "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Revolving Credit Commitments is $100,000,000.

                 "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                 "Revolving Credit Facility": as defined in the definition of "Facility".

                 "Revolving Credit Lender": each Lender which has a Revolving Credit Commitment or which has made Revolving Credit Loans.

                 "Revolving Credit Loans":  as defined in Section 2.4.

                 "Revolving Credit Note": any promissory note of the Borrower evidencing Revolving Credit Loans.

                 "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding).

                 "Revolving Credit Termination Date": the earlier of (a) the Scheduled Revolving Credit Termination Date and (b) the date on which the Tranche A Term Loans shall be paid in full.

                 "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                 "Scheduled Capital Expenditure Amount": in connection with the calculation of the Consolidated Fixed Charge Coverage Ratio as at the end of any period of four consecutive fiscal quarters of the Borrower ending on the last day of any fiscal quarter set forth below, the amount set forth opposite such fiscal quarter:

                 Fiscal Quarter Ending                                 Amount
                 ---------------------                                 ------
                 December 31, 1997 to December 31, 1998             $35,000,000
                 March 31, 1999                                     $36,250,000
                 June 30, 1999                                      $37,500,000
                 September 30, 1999                                 $38,750,000
                 December 31, 1999 and thereafter                   $40,000,000

                 "Scheduled Revolving Credit Termination Date":  March 31,
         2003.

                 "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                 "Sellers":  the collective reference to AHP and AHP Holding.

                 "Senior Subordinated Note Indenture": the Indenture entered into by the Borrower and certain of its Subsidiaries in connection with the issuance of the Senior Subordinated Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                 "Senior Subordinated Notes": the subordinated notes of the Borrower issued on the Closing Date pursuant to the Senior Subordinated Note Indenture.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

                 "Specified Change of Control": a "Change of Control" as defined in the Senior Subordinated Note Indenture.

                 "Subsequent Purchase":  as defined in Section 5.1(b).

                 "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                 "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary.

                 "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

                 "Swing Line Lender":  as defined in Section 2.6.

                 "Swing Line Loans":  as defined in Section 2.6.

                 "Swing Line Note": any promissory note of the Borrower evidencing Swing Line Loans.

                 "Swing Line Participation Amount":  as defined in Section 2.7.

                 "Term Loan Facilities": the collective reference to the Tranche A Term Loan Facility, Tranche B Term Loan Facility and Tranche C Term Loan Facility.

                 "Term Loan Lenders": the collective reference to the Tranche A Term Loan Lenders, the Tranche B Term Loan Lenders and the Tranche C Term Loan Lenders.

                 "Term Loans": the collective reference to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans.

                 "Test Period": any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters of the Borrower subsequent to the Closing Date).

                 "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders at such time.

                 "Tranche A Loans": the collective reference to the Tranche A Term Loans, the Revolving Credit Loans and the Swing Line Loans.

                 "Tranche A Term Loan":  as defined in Section 2.1.

                 "Tranche A Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche A Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche A Term Loan Commitments is $300,000,000.

                 "Tranche A Term Loan Facility": as defined in the definition of "Facility".

                 "Tranche A Term Loan Lender": each Lender which has a Tranche A Term Loan Commitment or which has made a Tranche A Term Loan.

                 "Tranche A Term Loan Percentage": as to any Tranche A Term Loan Lender at any time, the percentage which such Lender's Tranche A Term Loan Commitment then constitutes of the aggregate Tranche A Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Tranche A Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche A Term Loans then outstanding).

                 "Tranche A Term Note": any promissory note of the Borrower evidencing Tranche A Term Loans.

                 "Tranche B Term Loan":  as defined in Section 2.1.

                 "Tranche B Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche B Term Loan Commitments is $200,000,000.

                 "Tranche B Term Loan Facility": as defined in the definition of "Facility".

                 "Tranche B Term Loan Lender": each Lender which has a Tranche B Term Loan Commitment or which has made a Tranche B Term Loan.

                 "Tranche B Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the aggregate Tranche B Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche B Term Loans then outstanding).

                 "Tranche B Term Note": any promissory note of the Borrower evidencing Tranche B Term Loans.

                 "Tranche C Term Loan":  as defined in Section 2.1.

                 "Tranche C Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Tranche C Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche C Term Loan Commitment" opposite such Lender's name on Schedule 1.1A. The original aggregate amount of the Tranche C Term Loan Commitments is $170,000,000.

                 "Tranche C Term Loan Facility": as defined in the definition of "Facility".

                 "Tranche C Term Loan Lender": each Lender which has a Tranche C Term Loan Commitment or which has made a Tranche C Term Loan.

                 "Tranche C Term Loan Percentage": as to any Lender at any time, the percentage which such Lender's Tranche C Term Loan Commitment then constitutes of the aggregate Tranche C Term Loan Commitments (or, at any time after the Closing Date, the percentage which the principal amount of such Lender's Tranche C Term Loan then outstanding constitutes of the aggregate principal amount of the Tranche C Term Loans then outstanding).

                 "Tranche C Term Note": any promissory note of the Borrower evidencing Tranche C Term Loans.

                 "Transferee":  as defined in Section 10.6(g).

                 "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                 "Unapplied Excess Cash Flow": any Excess Cash Flow that is not required to be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments pursuant to Section 2.11(c), as determined on each Excess Cash Flow Application Date in respect of the immediately preceding fiscal year of the Borrower.

                 "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised from time to time.

                 "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                 "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                 (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

                 2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) each Tranche A Term Loan Lender severally agrees to make a term loan (a "Tranche A Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche A Term Loan Commitment of such Lender, (b) each Tranche B Term Loan Lender severally agrees to make a term loan (a "Tranche B Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche B Term Loan Commitment of such Lender and (c) each Tranche C Term Loan Lender severally agrees to make a term loan (a "Tranche C Term Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Tranche C Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12.

                 2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date and specifying the amount to be borrowed. The Term Loans made on the Closing Date shall initially be ABR Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the

Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders in immediately available funds.

                 2.3 Repayment of Term Loans. (a) The Tranche A Term Loan of each Tranche A Lender shall mature in 13 consecutive semi-annual installments, commencing on March 31, 1997, each of which shall be in an amount equal to such Lender's Tranche A Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                  Installment                          Principal Amount
                  -----------                          ----------------
                  March 31, 1997                            $12,500,000
                  September 30, 1997                         12,500,000
                  March 31, 1998                             15,000,000
                  September 30, 1998                         15,000,000
                  March 31, 1999                             20,000,000
                  September 30, 1999                         20,000,000
                  March 31, 2000                             25,000,000
                  September 30, 2000                         25,000,000
                  March 31, 2001                             27,500,000
                  September 30, 2001                         30,000,000
                  March 31, 2002                             30,000,000
                  September 30, 2002                         32,500,000
                  March 31, 2003                             35,000,000

                 (b) The Tranche B Term Loan of each Tranche B Lender shall mature in 16 consecutive semi-annual installments, commencing on March 31, 1997, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                  Installment                          Principal Amount
                  -----------                          ----------------
                  March 31, 1997                            $   250,000
                  September 30, 1997                            250,000
                  March 31, 1998                                250,000
                  September 30, 1998                            250,000
                  March 31, 1999                                250,000
                  September 30, 1999                            250,000
                  March 31, 2000                                250,000
                  September 30, 2000                            250,000
                  March 31, 2001                                250,000
                  September 30, 2001                            250,000

                  March 31, 2002                                250,000
                  September 30, 2002                            250,000
                  March 31, 2003                                250,000
                  September 30, 2003                         26,750,000
                  March 31, 2004                             85,000,000
                  September 30, 2004                         85,000,000

                 (c) The Tranche C Term Loan of each Tranche C Lender shall mature in 18 consecutive semi-annual installments, commencing on March 31, 1997, each of which shall be in an amount equal to such Lender's Tranche C Term Loan Percentage multiplied by the amount set forth below opposite such installment:

                  Installment                          Principal Amount
                  -----------                          ----------------
                  March 31, 1997                            $   250,000
                  September 30, 1997                            250,000
                  March 31, 1998                                250,000
                  September 30, 1998                            250,000
                  March 31, 1999                                250,000
                  September 30, 1999                            250,000
                  March 31, 2000                                250,000
                  September 30, 2000                            250,000
                  March 31, 2001                                250,000
                  September 30, 2001                            250,000
                  March 31, 2002                                250,000
                  September 30, 2002                            250,000
                  March 31, 2003                                250,000
                  September 30, 2003                            250,000
                  March 31, 2004                                250,000
                  September 30, 2004                          1,250,000
                  March 31, 2005                             82,500,000
                  September 30, 2005                         82,500,000

                          2.4  Revolving Credit Commitments.  (a)  Subject to
the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.12, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Scheduled Revolving Credit Termination Date.

                 (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                 2.5  Procedure for Revolving Credit Borrowing.   The Borrower
may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings under the Revolving Credit Commitments which are ABR Loans in other amounts pursuant to Section 2.7. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
Section 10.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                 2.6 Swing Line Commitment. (a) Subject to the terms and conditions hereof, Chase (in such capacity, the "Swing Line Lender") agrees to make a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments from time to time during the Revolving Credit Commitment Period by making swing line loans ("Swing Line Loans") to the Borrower; provided that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be ABR Loans only.

                 (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                 2.7 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) Whenever the Borrower desires that the Swing Line Lender make Swing Line Loans it shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Credit Commitment Period). Each borrowing under the Swing Line Commitment shall be in an amount equal to $250,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swing Line Loans, the Swing Line Lender shall make available to the Administrative Agent at its office specified in Section 10.2 an amount in immediately available funds equal to the amount of the Swing Line Loan to be made by the Swing Line Lender. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

                 (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at its office set forth in Section 10.2 in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. The Borrower irrevocably authorizes the Swing Line Lender to charge the Borrower's accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full such Refunded Swing Line Loans.

                 (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in an amount equal to (i) its Revolving Credit Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans (the "Swing Line Participation Amount").

                 (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                 (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                 2.8 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                 (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

                 2.9 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this Section 2.9, the Administrative Agent shall promptly notify each Revolving Credit Lender of the contents thereof.

                 2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section
2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments of Eurodollar Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of ABR Loans (other than Swing Line Loans) shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                 2.11 Mandatory Prepayments and Commitment Reductions. (a) If any Capital Stock or Indebtedness shall be issued or Incurred by the Borrower or any of its Subsidiaries (excluding any Permitted Issuance and any Incurrence of Indebtedness in accordance with Section 7.2 as in effect on the date of this Agreement), an amount equal to 100% of the Net Cash Proceeds thereof (excluding any Equity Financing Proceeds) shall be applied on the date of such issuance or Incurrence toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d).

                 (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied, within five Business Days after such date, toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d); provided, that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement in any fiscal year of the Borrower pursuant to a Reinvestment Notice, when added to the aggregate fair market value of Property Disposed of in connection with Asset Swaps during such fiscal year, shall not exceed $20,000,000 and (ii) on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d).

                 (c) If, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 1997, there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply the ECF Percentage of such Excess Cash Flow toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d). Each such prepayment and commitment reduction shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                 (d) Amounts to be applied in connection with prepayments and Revolving Credit Commitment reductions made pursuant to this Section 2.11 shall be applied, first, to the prepayment of the Term Loans and, second, to reduce permanently the Revolving Credit Commitments. Any such reduction of the Revolving Credit Commitments shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the aggregate Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this
Section 2.11 shall be made first to ABR Loans and second to Eurodollar Loans. Amounts prepaid on account of the Term Loans may not be reborrowed.

                 2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                 (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                 2.13 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (b) no more than six Eurodollar Tranches under a particular Facility shall be outstanding at any one time and (c) no more than sixteen Eurodollar Tranches in the aggregate shall be outstanding at any one time.

                 2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                 (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                 (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate applicable to ABR Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                 (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 2.14 shall be payable from time to time on demand.

                 2.15 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the

Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to any Eurodollar Loan.

                 2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                 (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                 (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted to ABR Loans on the last day of the Interest Period applicable thereto. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

                 2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made, with regard to the applicable Facility, pro rata according to the respective Tranche A Term Loan Percentages, Tranche B Term Loan Percentages, Tranche C Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders.

                 (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders. The amount of each principal payment of the Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans, pro rata based upon the then remaining number of installments thereof, after giving effect to all prior reductions thereto (i.e., each then remaining installment of the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, shall be reduced by an amount equal to the aggregate amount to be applied to the Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans, as the case may be, divided by the number of the then remaining installments for such Tranche A Term Loans, Tranche B Term Loans or Tranche C Term Loans); provided, that if the amount to be so applied to any installment would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereto (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence). Notwithstanding the foregoing, the first $40,000,000 of optional prepayments of the Term Loans shall be applied to such installments of the Term Loans as the Borrower shall elect (other than scheduled installments of the Tranche B Term Loans prior to September 30, 2003 and scheduled installments of the Tranche C Term Loans prior to March 31,
2005).

                 (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders.

                 (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (except, in the case of Eurodollar Loans, as otherwise provided in clause (i) of the definition of "Interest Period"). In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                 (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.17(e) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

                 2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.19, the establishment of a tax based on the overall net income of such Lender and changes in the rate of tax on the overall net income of such Lender);

                    (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                    (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly (and in any event no later than 90 days after such Lender becomes entitled to make such claim) notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. If the Borrower notifies the Administrative Agent within five Business Days after any Lender notifies the Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.18(a), the Borrower may convert all Eurodollar Loans of such Lender then outstanding into ABR Loans in accordance with Section 2.12 and shall, additionally, reimburse such Lender for any cost in accordance with Section 2.20.

                 (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

                 (c) A certificate as to any additional amounts payable pursuant to this Section 2.18, showing in reasonable detail the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted by any Lender to the Borrower (with a copy to the Administrative Agent), shall be conclusive in the absence of manifest error, provided that the determination of such amounts shall be made in good faith in a manner generally consistent with such Lender's standard practices. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                 2.19 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof to the extent such Lender's compliance with the requirements of Section 2.19(b) at the time such Lender becomes a party to this Agreement fails to establish a complete exemption from such withholding. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                 (b) Each Lender (or Transferee) that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (each, a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form

1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing, under penalty of perjury, that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms on or before the expiration or obsolescence and promptly upon the invalidity of any form previously delivered by such Non-U.S. Lender and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower of the Administrative Agent for filing and completing such forms. Each Non-U.S. Lender agrees, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments of interest under this Agreement or the other Loan Documents, provided that in determining the reasonableness of such a request, such Lender shall be entitled to consider the cost of complying with such request (to the extent unreimbursed by the Borrower) that would be imposed on such Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.19(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.19(b) that such Non-U.S. Lender is not legally able to deliver.

                 2.20 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss (excluding loss of profit) or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this

Section 2.20, showing in reasonable detail the calculation thereof, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine months thereafter.

                 2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section
2.21 shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

                 2.22 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19 or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section
2.18 or 2.19, (iv) the Borrower shall repay (or the replacement financial institution shall purchase, at par) all Loans and other amounts (including accrued interest and fees) owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6, (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                        SECTION 3.  LETTERS OF CREDIT

                 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Scheduled Revolving Credit Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

                 (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                 (c) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Upon receipt of any Application, the relevant Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the relevant Issuing Lender and the Borrower.
The relevant Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The relevant Issuing Lender shall promptly furnish to the Administrative Agent notice of the issuance of each Letter of Credit (including the amount thereof). The Administrative Agent will furnish to the Revolving Credit Lenders (a) prompt notice of the issuance of each standby Letter of Credit and (b) a monthly report setting forth for the relevant month the total aggregate daily amount available to be drawn under commercial Letters of Credit that were outstanding during such month.

                 3.3 Commissions, Fees and Other Charges. (a) The Borrower will pay to the Administrative Agent, for the account of each Revolving Credit Lender, a commission on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility minus the fronting fee referred to below, shared ratably among the Revolving Credit Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to each Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum in respect of each Letter of Credit issued by such Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

                 (b) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the relevant Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                 3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the relevant Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Percentage in such Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                 (b) If any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360.  If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Revolving Credit Facility. A certificate of the relevant Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

                 (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                 3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in Section 2.14(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of ABR Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the date of payment of the relevant draft.

                 3.6 Obligations Absolute. The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Lender (except to the extent resulting from the gross negligence or willful misconduct of such Issuing Lender), any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that, subject to the last sentence of this Section 3.6, no Issuing Lender shall be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors, omissions or delays in transmission found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender that issued such Letter of Credit. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of any Issuing Lender to the Borrower.

                 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

                 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

                 To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                 4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 1996 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to
(i) the consummation of the Acquisitions, (ii) the Loans to be made and the Senior Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet presents fairly on a pro forma basis the financial position of the Borrower and its consolidated Subsidiaries as at September 30, 1996 and is based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, assuming that the events specified in the preceding sentence had actually occurred at such date.

                 (b) The audited consolidated balance sheets of the AHP Food Business as at December 31, 1994 and December 31, 1995, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of the AHP Food Business as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheet of Heritage and its consolidated Subsidiaries as at December 31, 1995, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Coopers & Lybrand L.L.P., present fairly the consolidated financial condition of Heritage and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the AHP Food Business as at September 30, 1996, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of the AHP Food Business as at such date, and the consolidated results of its operations and its consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). The unaudited consolidated balance sheets of Heritage and its consolidated Subsidiaries as at September 30, 1996, and the related unaudited consolidated statements of income and cash flows for the nine-month period ended on such date, present fairly the consolidated financial condition of Heritage and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the relevant firm of accountants and disclosed therein). The most recent balance sheets referred to above reflect, as required by GAAP, with respect to the AHP Food Business or Heritage, as the case may be, any material Guarantee Obligations, contingent liabilities and liabilities for taxes, and any long-term leases and unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, in each case as of the date of such balance sheets. During the period from September 30, 1996 to and including the date hereof there has been no sale, transfer or other disposition by the AHP Food Business or Heritage of any material part of its business or Property (other than in connection with the Acquisitions).

                 4.2 No Change. Since December 31, 1995 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                 4.3 Corporate Existence; Compliance with Law. Each of the Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization,
(b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow and obtain other extensions of credit hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisitions and the borrowings and other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) consents under immaterial Contractual Obligations relating to limitations on the assignability thereof and (iii) the filings referred to in Section 4.19(b). Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                 4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                 4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 4.8 Ownership of Property; Liens. Each of the Borrower and each of its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

                 4.9 Intellectual Property. Each of the Borrower and each of its Subsidiaries owns (subject only to the recording of conveyance and assignment documentation in the U.S. Patent and Trademark Office and other applicable jurisdictions, which recording shall be completed promptly after the Closing Date), or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes ("Intellectual Property") necessary for the conduct of its business as currently conducted. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) no claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity of any Intellectual Property (nor does the Borrower know of any valid basis for any such claim) and (b) the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of, and no Intellectual Property of the Borrower or any of its Subsidiaries is being infringed upon by, any Person.

                 4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal and all material state and other material tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no material claim is being asserted, with respect to any such tax, fee or other charge.

                 4.11 Federal Regulations. No Letters of Credit and no part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                 4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                 4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to have a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                 4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                 4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof.

                 4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to finance a portion of the Acquisitions and to pay related fees and expenses. The proceeds of the Revolving Credit Loans and the Swing Line Loans shall be used for general corporate purposes. The Letters of Credit shall be used for general corporate purposes.

                 4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

                 (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or
         (ii) could give rise to liability under, any Environmental Law;

                 (b) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business");

                 (c) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws;

                 (d) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

                 (e) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

                 (f) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business; and

                 (g) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

                 4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders, or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing
Date), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information and other estimates and opinions contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, the representations and warranties of the Buyer and the Merger Sub and, to the best knowledge of the Borrower, the Sellers and AH Food Co. in the Acquisition Agreement are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                 4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person subject, except in the case of such Pledged Stock, to Liens permitted by paragraphs (a) through (f) of Section 7.3.

                 (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 4.19(b), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, subject to Liens permitted by paragraphs (a) through (f) of
Section 7.3.

                 4.20 Solvency. Each Loan Party is, and after giving effect to the Acquisitions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be, Solvent.

                 4.21 Senior Indebtedness. The Obligations constitute "Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated
Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated
Note Indenture.

                 4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

                        SECTION 5.  CONDITIONS PRECEDENT

                 5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                 (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) each of the Mortgages, executed and delivered by a duly authorized officer of each party thereto, and (iv) for the account of each relevant Lender, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower.

                 (b) Acquisitions, HM Equity, Senior Subordinated Notes, etc. The following transactions shall have been consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

                          (i) Merger Sub shall have merged (the "Merger") with and into AH Food Co. (with AH Food Co. being the surviving corporation); AH Food Co. shall have changed its name to International Home Foods, Inc.; at the time of the Merger and after giving effect to certain related transactions referred to below, the Borrower and its Subsidiaries shall conduct a business (the "AHP Food Business") that manufactures, markets and sells specialty foods products and, immediately prior to such transactions, was conducted by AH Food Co., the Sellers and their affiliates; certain Subsidiaries and other assets of the Sellers and their affiliates included in the AHP Food Business shall either have been transferred to AH Food Co. immediately prior to the Merger or purchased by the Borrower (any such purchase, a "Subsequent Purchase") immediately after the Merger, as contemplated by the Acquisition Agreement; in conjunction with the Merger, the Buyer shall have paid consideration to the Sellers, the Borrower shall have redeemed shares of common stock of the Borrower held by the Sellers and the Borrower shall have paid to the Sellers the purchase price for any Subsequent Purchase, with the aggregate amount expended (the "AHP Purchase Price") by the Buyer and the Borrower in connection with such transactions, together with the value of the shares of common stock of the Borrower held by the Sellers after giving effect to the Merger (valued on the same basis as the HM Equity) being equal to not more than $1,275,000,000, subject to adjustment as provided in the Acquisition Agreement; and after giving effect to the foregoing transactions, 80% of the common stock of the Borrower shall be owned by the Buyer and 20% of the common stock of the Borrower shall be owned by the Sellers (all of the foregoing transactions, collectively, the "AHP Acquisition");

                          (ii) the Borrower shall have acquired (the "Heritage Acquisition") at least 75% of the capital stock of Heritage for a purchase price (the "Heritage Purchase Price") (including repayment of assumed Indebtedness of Heritage) of not more than $70,000,000 and all Indebtedness of Heritage outstanding immediately prior to the Heritage Acquisition shall have been paid in full;

                          (iii) (x) the Buyer shall have received at least $264,000,000 from the proceeds of equity (the "HM Equity") issued by the Buyer to funds managed by Hicks Muse and other investors satisfactory to the Lenders, and such proceeds shall have been applied to finance a portion of the AHP Purchase Price and the Heritage Purchase Price; and (y) the value of the shares of common stock of the Borrower held by the Sellers after giving effect to the AHP Acquisition (valued at a price per share by reference to the HM Equity) shall be at least $66,000,000; provided, that a portion of the amount referred to in clause (x) above may be funded with the proceeds of unsecured loans to the Buyer; and

                          (iv) the Borrower shall have received at least
                 $400,000,000 in gross cash proceeds from the issuance of the Senior Subordinated Notes.

                 (c) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the AHP Food Business for the 1994 and 1995 fiscal years and audited financial statements of Heritage for the 1995 fiscal year and (iii) unaudited interim consolidated financial statements of the AHP Food Business and Heritage for each fiscal month and quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the AHP Food Business or Heritage, as the case may be, as reflected in the financial statements or projections contained in the Confidential Information Memorandum

                 (d) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3.

                 (e) Environmental Audit. The Administrative Agent shall have received an environmental audit with respect to the real properties of the Borrower and its Subsidiaries specified by the Administrative Agent.

                 (f) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Acquisitions and the financing thereof shall not exceed $55,000,000.

                 (g) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

                 (h) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                               (i)  the legal opinion of Vinson & Elkins,
                 counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F; and

                               (ii) the legal opinion of local counsel in each
                 of California, Pennsylvania and Ontario.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                 (i) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                 (j) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

                 (k) Mortgages, etc. (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

                 (ii) If reasonably requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in Section 5.1(m)(iii) (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
         (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the Mortgaged Properties are located; provided, that any of the foregoing items so requested by the Administrative Agent may be delivered after the Closing Date subject to compliance with Section 6.10(e).

                 (iii) The Administrative Agent shall have received in respect of each Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount reasonably satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except as disclosed therein; (D) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies) to the extent available in the applicable jurisdictions; (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request to the extent available in the applicable jurisdictions; and (G) be issued by title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                 (iv) If reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance which (1) covers any parcel of improved real property which is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board; provided, that any of the foregoing items so requested by the Administrative Agent may be delivered after the Closing Date subject to compliance with Section 6.10(e).

                 (v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title, in the title policy or policies referred to in Section 5.1(k)(iii) and a copy of all other material documents affecting the Mortgaged Properties.

                 (l) Solvency Opinion. The Administrative Agent shall have received a solvency opinion from Corporate Valuation Advisors, Inc.

                 (m) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of the Guarantee and Collateral Agreement and the Mortgages.

                 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                 (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                 (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                 (c) Revolving Credit Facility. In the case of any extension of credit under the Revolving Credit Facility, after giving effect thereto, the sum of the Total Revolving Extensions of Credit and the Canadian Subsidiary Equivalent Outstandings shall not exceed $100,000,000.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                 6.1 Financial Statements. Furnish to the Administrative Agent (with sufficient copies for each Lender, which shall in turn be promptly distributed by the Administrative Agent to the Lenders):

                 (a) as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                 (c) as soon as available, but in any event not later than 30 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                 6.2 Certificates; Other Information. Furnish to the Administrative Agent (with sufficient copies for each Lender, which shall in turn be promptly distributed by the Administrative Agent to the Lenders) or, in the case of clause (f), to the relevant Lender:

                 (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the relevant fiscal quarter or fiscal year and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any state or province within the United States or Canada where any Loan Party keeps inventory or equipment and of any Intellectual Property arising under the laws of the United States or Canada (or any jurisdiction therein) acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

                 (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

                 (d) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                 (e) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of any class of its debt securities or public equity securities and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

                 (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                 6.4  Conduct of Business and Maintenance of Existence, etc.
(a) (i) Continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its corporate existence and (iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (iii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                 6.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                 6.6  Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and
(b) upon reasonable prior notice and at any reasonable time, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and, if reasonably requested, make copies of its contracts, books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants; provided that the Administrative Agent or such Lender shall notify the Borrower prior to any contact with such accountants and give the Borrower the opportunity to participate in such discussions.

                 6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                 (a)  the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority and which has a reasonable likelihood of being adversely determined, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                 (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $10,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                 (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

                 (e) any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                 6.8 Environmental Laws. (a) Except as could not reasonably be expected to have a Material Adverse Effect, comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                 6.9 Interest Rate Protection. In the case of the Borrower, within 90 days after the Closing Date, enter into Interest Rate Protection Agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the Senior Subordinated Notes and the Term Loans is subject to either a fixed interest rate or interest rate protection for a period of not less than one year (provided, that in the event that the term thereof shall be less than two years, such Interest Rate Protection Agreements shall be extended or replaced no later than the expiration of such term, with the term of such extended or replacement Interest Rate Protection Agreements ending no earlier than the second anniversary of the date on which the original Interest Rate Protection Agreements were entered into), which Interest Rate Protection Agreements shall in each case have terms and conditions reasonably satisfactory to the Administrative Agent.

                 6.10 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any Property described in paragraph (b), (c) or (d) below and (y) any Property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the

Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                 (b) With respect to any fee interest in any real estate which, together with any related parcel of real estate not yet subject to a Mortgage, has a value (determined inclusive of any improvements thereof) of at least $5,000,000 acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real estate subject to a Lien expressly permitted by Section 7.3(g)), promptly (i) execute and deliver a first priority mortgage or deed of trust (subject only to Liens permitted by Section 7.3) in favor of the Administrative Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if reasonably requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real estate in an amount at least equal to the purchase price of such real estate (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary) by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the

Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be and
(iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 (e) Within 60 days after the Closing Date, deliver any items requested by the Administrative Agent pursuant to Sections 5.1(k)(ii) and 5.1(k)(iv) and not delivered on the Closing Date, together with, in the case of surveys, such endorsements to the title insurance policies referred to in
Section 5.1(k)(iii) relating to the matters disclosed in such surveys as may be reasonably requested by the Administrative Agent. In the case of the Borrower, within 30 days after the Closing Date, acquire that portion of the capital stock of Heritage not acquired by the Borrower on the Closing Date.

                         SECTION 7.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                 7.1  Financial Condition Covenants.

                 (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any Test Period ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ending                  Consolidated Leverage Ratio
                  ---------------------                  ---------------------------
                  3/31/97-12/31/97                               6.50 to 1.0
                  3/31/98-6/30/98                                6.40 to 1.0
                  9/30/98                                        6.20 to 1.0
                  12/31/98                                       6.10 to 1.0
                  3/31/99                                        5.95 to 1.0
                  6/30/99                                        5.90 to 1.0
                  9/30/99                                        5.80 to 1.0
                  12/31/99                                       5.70 to 1.0
                  3/31/00                                        5.60 to 1.0
                  6/30/00                                        5.50 to 1.0
                  9/30/00                                        5.40 to 1.0
                  12/31/00                                       5.30 to 1.0
                  3/31/01-6/30/01                                5.00 to 1.0

                  Fiscal Quarter Ending                  Consolidated Leverage Ratio
                  ---------------------                  ---------------------------
                  9/30/01-12/31/01                               4.90 to 1.0
                  3/31/02-6/30/02                                4.60 to 1.0
                  9/30/02-12/31/02                               4.40 to 1.0
                  3/31/03                                        4.30 to 1.0
                  6/30/03                                        4.20 to 1.0
                  9/30/03                                        4.10 to 1.0
                  12/31/03 and thereafter                        4.00 to 1.0


                 (b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any Test Period ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                       Fiscal Quarter                       Consolidated Interest
                           Ending                              Coverage Ratio
                       --------------                       ---------------------
                  3/31/97-3/31/98                                1.50 to 1.0
                  6/30/98-12/31/98                               1.55 to 1.0
                  3/31/99-12/31/99                               1.60 to 1.0
                  3/31/00-6/30/00                                1.70 to 1.0
                  9/30/00-12/31/00                               1.75 to 1.0
                  3/31/01-6/30/01                                1.80 to 1.0
                  9/30/01-12/31/01                               1.90 to 1.0
                  3/31/02-6/30/02                                2.00 to 1.0
                  9/30/02-12/31/02                               2.10 to 1.0
                  3/31/03-9/30/03                                2.20 to 1.0
                  12/31/03 and                                   2.30 to 1.0
                  thereafter

                 (c) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                       Fiscal Quarter                       Consolidated Interest
                           Ending                              Coverage Ratio
                       --------------                       ---------------------
                  3/31/97-12/31/00                               1.00 to 1.0
                  3/31/01-12/31/03                               1.05 to 1.0
                  3/31/04 and thereafter                         1.10 to 1.0

Notwithstanding anything to the contrary herein, (i) for the purposes of determining the Consolidated Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Fixed Charge Coverage Ratio pursuant to this Section
7.1 for the Test Periods ending March 31, 1997, June 30, 1997 and September 30, 1997, (i) Consolidated EBITDA for the relevant Test Period shall be deemed to equal actual Consolidated EBITDA for such Test Period plus $151,500,000, $102,600,000 and $47,100,000, respectively; (ii) Consolidated Interest Expense for the relevant Test Period shall be deemed to equal actual Consolidated Interest Expense for such Test Period multiplied by 4, 2 and 4/3, respectively,
(iii) Consolidated Tax Expense for the relevant Test Period shall be deemed to equal actual Consolidated Tax Expense for such Test Period multiplied by 4, 2 and 4/3, respectively, (iv) scheduled payments payable during the relevant Test Period on account of principal of Indebtedness shall be appropriately annualized (e.g., the aggregate amount of the principal installments of the Term Loans due on March 31, 1997 shall be multiplied by 2 for the purposes of determining the Consolidated Fixed Charge Coverage Ratio for the Test Periods ending March 31, 1997 and June 30, 1997), and (v) Capital Expenditures for the relevant Test Period shall be deemed to equal actual Capital Expenditures for such Test Period plus $11,000,000, $7,400,000 and $3,700,000, respectively.

                 7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist (in each case, to "Incur") any Indebtedness, except:

                 (a)  Indebtedness of any Loan Party pursuant to any Loan
         Document;

                 (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary;

                 (c) purchase money Indebtedness and Indebtedness secured by Liens permitted by Section 7.3(g), provided, that the aggregate amount of Indebtedness incurred pursuant to this Section 7.2(c) shall not exceed $25,000,000 at any one time outstanding;

                 (d) Capital Lease Obligations, provided, that the aggregate principal amount of Capital Lease Obligations incurred pursuant to this Section 7.2(d) in any fiscal year of the Borrower, when added to the aggregate amount of other Capital Expenditures made during such fiscal year pursuant to Section 7.7(a), shall not exceed the amount permitted to be expended during such fiscal year pursuant to Section 7.7(a);

                 (e)  Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(e) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof);

                 (f) guarantees made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary Guarantor;

                 (g) (i) Indebtedness of the Borrower in respect of the Senior Subordinated Notes in an aggregate principal amount not to exceed $400,000,000 and (ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness;

                 (h) Indebtedness of any Canadian Subsidiary incurred for working capital purposes in the ordinary course of business, provided that (i) the U.S.$ equivalent (determined in good faith by the Borrower) of the aggregate outstanding principal amount thereof (the "Canadian Subsidiary Equivalent Outstandings") shall not exceed $10,000,000 at any one time and (ii) on the date of any incurrence thereof, after giving effect thereto, the sum of the Canadian Subsidiary Equivalent Outstandings and the Total Revolving Extensions of Credit shall not exceed $100,000,000;

                 (i) at any time after the Revolving Credit Commitments shall have been terminated (other than pursuant to Section 8), Indebtedness in respect of unsecured revolving lines of credit in an aggregate outstanding principal amount not exceeding $60,000,000 at any one time; and

                 (j) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding.

                 7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, insurance contracts, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions, covenants, minor exceptions to title and other similar encumbrances (i) incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries or (ii) which are set forth in the "marked up" commitments for title insurance delivered to the Administrative Agent on the Closing Date;

                 (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                 (g) (i) Liens securing Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (y) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (z) the amount of Indebtedness secured thereby is not increased) and (ii) Liens existing on any property or asset at the time of acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof at the time such Person becomes a Subsidiary (provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be,
         (y) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and (z) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be);

                 (h)  Liens created pursuant to the Security Documents;

                 (i) any interest or title of a lessor under any lease entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                 (j) any obligations or duties affecting any of the Property of the Borrower or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such Property for the purposes for which it is held;

                 (k) with respect to Property located in Canada, reservations, limitations, provisos and conditions in any original grant from the Crown or any freehold lessor of any Property of the Borrower or any of its Subsidiaries;

                 (l) Liens encumbering inventory and accounts receivable of a Canadian Subsidiary securing Indebtedness of such Canadian Subsidiary incurred pursuant to Section 7.2(h);

                 (m) Liens imposed by operation of law with respect to any judgments or orders not constituting an Event of Default; and

                 (n) Liens not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time.

                 7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

                 (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Wholly Owned Subsidiary Guarantor (provided that the Wholly Owned Subsidiary Guarantor shall be the continuing or surviving corporation); and

                 (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary Guarantor.

                 7.5 Limitation on Sale of Assets. Dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                 (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                 (b) the Disposition of inventory in the ordinary course of business;

                 (c)  Dispositions permitted by Section 7.4(b);

                 (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor;

                 (e) transfers resulting from any casualty or condemnation of property or assets;

                 (f) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries;

                 (g) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business;

                 (h) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; and

                 (i) the Disposition of other assets having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of the Borrower, provided, that (i) except in the case of an Asset Swap, at least 75% of the consideration received by the Borrower and its Subsidiaries in connection with each such Disposition shall be in the form of cash or Cash Equivalents and (ii) the aggregate fair market value of Property Disposed of in connection with Asset Swaps during any fiscal year of the Borrower, when added to the aggregate Net Cash Proceeds of Asset Sales excluded from the requirements of Section 2.11(b) during such fiscal year pursuant to a Reinvestment Notice, shall not exceed $20,000,000.

                 7.6 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any Subsidiary or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (collectively, "Restricted Payments"), except that:

                 (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor;

                 (b)  Permitted Issuances may be made; and

                 (c) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may (i) purchase the Borrower's common stock or common stock options from present or former officers or employees of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this clause (i) during the term of this Agreement shall not exceed $15,000,000 net of any proceeds received by the Borrower in connection with resales of any common stock or common stock options so purchased and (ii) pay management fees to Hicks Muse and its Affiliates expressly permitted by Section 7.10.

                 7.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business not exceeding $35,000,000 in any fiscal year of the Borrower ending on or prior to December 31, 1998 or $40,000,000 in any subsequent fiscal year; provided, that (i) up to $15,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above and (b) Capital Expenditures made pursuant to an Asset Swap or with the proceeds of any Reinvestment Deferred Amount, any Unapplied Excess Cash Flow or any Contributed Equity.

                 7.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)  investments in Cash Equivalents;

                 (c)  Guarantee Obligations permitted by Section 7.2;

                 (d) loans and advances to employees of the Borrower or its Subsidiaries in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $5,000,000 at any one time outstanding;

                 (e)  the Acquisitions;

                 (f) investments by the Borrower or any of its Subsidiaries in the Borrower or any Wholly Owned Subsidiary Guarantor;

                 (g) loans, advances or investments in existence on the Closing Date and listed on Schedule 7.8(g), and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (i) increase the amount of the original loan, advance or investment, or
         (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or investment or the interests of the Lenders under this Agreement or any other Loan Document in any respect;

                 (h) investments made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount or any Unapplied Excess Cash Flow;

                 (i) investments made by the Borrower or any of its Subsidiaries pursuant to an Asset Swap or with the proceeds of any Contributed Equity, so long as, after giving pro forma effect thereto (as certified to the Administrative Agent by a Responsible Officer prior to consummation of such investment), no Default or Event of Default shall have occurred and be continuing (including, without limitation, pursuant to Section 7.1); and

                 (j) Investments constituting Capital Expenditures permitted by Section 7.7;

                 (k) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with the Dispositions permitted by Section 7.5;

                 (l) Investments consisting of Interest Rate Protection Agreements and commodity and currency hedging arrangements entered into in the ordinary course of business of the Borrower or any of its Subsidiaries and not for purposes of speculation;

                 (m) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                 (n) in addition to investments otherwise expressly permitted by this Section 7.8, investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $30,000,000 at any one time outstanding, so long as, after giving pro forma effect thereto (as certified to the Administrative Agent by a Responsible Officer prior to consummation of such investment, in the case of any single investment in excess of $15,000,000), no Default or Event of Default shall have occurred and be continuing (including, without limitation, pursuant to Section 7.1).

                 7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the Senior Subordinated Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Subordinated Notes or the Senior Subordinated Note Indenture (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and (ii) does not involve the payment of a consent fee) or (c) designate any Indebtedness as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Indenture.

                 7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may pay to Hicks Muse and its Affiliates fees and expenses, as set forth on Schedule 7.10, pursuant to a monitoring and oversight agreement and a financial advisory agreement, in each case approved by the board of directors of the Borrower.

                 7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                 7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                 7.13 Limitation on Negative Pledge Clauses. Enter into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, (b) the Senior Subordinated Note Indenture and
(c) in the case of clause (i) below only, any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to (i) create, incur, assume or suffer to exist any

Lien upon any of its Property or revenues, whether now owned or hereafter acquired, or (ii) pay dividends or make other distributions, or pay any Indebtedness owed, to the Borrower or any of its Subsidiaries.

                 7.14 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                 7.15 Limitation on Amendments to Acquisition Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities furnished to the Borrower or any of its Subsidiaries pursuant to the Acquisition Agreement or any other document delivered by the Sellers or any of their affiliates in connection therewith such that after giving effect thereto such indemnities shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Agreement or any such other documents except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

                         SECTION 8.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                 (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                 (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of
         Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or
         Section 7 of this Agreement or Section 5.5 or 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                 (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

                 (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of or interest on any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans, Reimbursement Obligations and Guarantee Obligations pursuant to the Guarantee and Collateral Agreement) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions (without duplication as to the same item of Indebtedness) of the type described in clauses
         (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $10,000,000; or

                 (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                 (i) Any Loan Document shall, at any time, cease to be in full force and effect (unless released by the Administrative Agent at the direction of the Required Lenders or all Lenders (to the extent required by Section 10.1) or as otherwise permitted under this Agreement or the other Loan Documents) or shall be declared null and void (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as is specified by the Administrative Agent in such notice and is reasonable in the circumstances), or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby (and, if such invalidity is such so as to be amenable to cure without materially disadvantaging the position of the Administrative Agent and the Lenders as secured parties thereunder, the relevant Loan Party shall have failed to cure such invalidity within 30 days after notice from the Administrative Agent or such shorter time period as specified by the Administrative Agent in such notice and is reasonable in the circumstances); or

                 (j) (i) The Permitted Investors shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of the Borrower, provided that the occurrence of the foregoing event shall not be deemed an Event of Default if (A) at any time prior to the consummation of an Initial Public Offering, (1) the Permitted Investors otherwise have the right to designate (and do so designate) a majority of the board of directors of the Borrower or
         (2) the Permitted Investors and their employees, directors and officers (the "HM Group") own of record and beneficially an amount of common stock of the Borrower equal to at least 50% of the amount of common stock of the Borrower (adjusted for stock splits, stock dividends and other similar events on an equitable basis) owned by the HM Group of record and beneficially as of the Closing Date and such ownership by the HM Group represents the largest single block of voting securities of the Borrower held by any "person" or "group" for purposes of
         Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (B) at any time after the consummation of an Initial Public Offering, (1) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Investors, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) 15% of the then outstanding voting stock of the Borrower and (y) the percentage of the then outstanding voting stock of the Borrower owned by the Permitted Investors and (2) the board of directors of the Borrower shall consist of a majority of Continuing Directors; or (ii) a Specified Change of Control shall occur; or

                 (k) The Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party, any Affiliate of any Loan Party, the trustee in respect of the Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and
(ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as otherwise expressly provided above in this Section 8, the Borrower waives presentment, demand, protest or other notice of any kind.

                             SECTION 9.  THE AGENTS

                 9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental
thereto.   Notwithstanding any provision to the contrary elsewhere in this
Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                 9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 9.3 Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                 9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or

Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                 9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any

Loan Party or any affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                 9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Credit Percentages, Tranche A Term Loan Percentages, Tranche B Term Loan Percentages and Tranche C Term Loan Percentages in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

                 9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                 9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                 9.10 Authorization to Release Liens. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to release any Lien covering any Property of the Borrower or any of its Subsidiaries that is the subject of a Disposition which is permitted by this Agreement or which has been consented to in accordance with Section 10.1.

                 9.11 Documentation Agent and Syndication Agent. Neither the Documentation Agent nor the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

                           SECTION 10.  MISCELLANEOUS

                 10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Documents may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest, fee or letter of credit commission payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this
Section 10.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section
5.2 without the written consent of the Majority Revolving Credit Facility Lenders; (iv) change the allocation of payments among the Term Loan Facilities specified in Section 2.17(b) or the allocation of payments between the Term Loan Facilities and the Revolving Credit Facility pursuant to Section 2.11(d), in each case without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby; (v) reduce the percentage specified in the definition of Majority Facility Lenders without the written consent of all Lenders under each affected Facility; (vi) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;
(vii) amend, modify or waive any provision of Section 2.6 or 2.7 without the written consent of the Swing Line Lender; or (viii) amend, modify or waive any provision of Section 3 without the written consent of each affected Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the

Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                  International Home Foods, Inc.
                                        Five Giralda Farms
                                        Madison, New Jersey 07940
                                        Attention:  Kenneth J. Martin
                                        Telecopy:  201-660-5934

                                        Attention:  Lynn Misericordia
                                        Telecopy:  201-660-7171

                 with copies to:        Hicks, Muse, Tate & Furst Incorporated
                                        200 Crescent Court, Suite 1600
                                        Dallas, Texas 75201
                                        Attention:  Lawrence D. Stuart, Jr.
                                        Telecopy:  214-740-7313

                                        Hicks, Muse, Tate & Furst Incorporated
                                        1325 Avenue of the Americas, 25th Floor
                                        New York, New York 10019
                                        Attention:  Alan B. Menkes
                                                    Andrew S. Rosen
                                        Telecopy:  212-424-1450

         The Administrative Agent:      Chase Agency Services
                                        140 East 45th Street
                                        New York, New York 10017
                                        Attention: Sandra Miklave
                                        Telecopy: 212-622-0002

                 with a copy to:        The Chase Manhattan Bank
                                        270 Park Avenue
                                        New York, New York 10017

                                        Attention: Karen Sharf
                                        Telecopy: 212-270-5659

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold harmless each Lender and the Administrative Agent from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold harmless each Lender and the Administrative Agent and their respective officers, directors, trustees, professional advisors, employees, affiliates, agents and controlling persons (each, an "indemnitee") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties (all the foregoing in this clause

(d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                 10.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of Section 2.19, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee and such Assignor (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the Assignor, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                 (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of any Loan or other obligation hereunder (whether or not evidenced by a Note) shall be effective only upon appropriate entries with respect thereto being made in the Register.

                 (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                 (f)  The Loans made by each Lender shall be evidenced by a
Note issued by the Borrower, substantially in the form of Exhibit G-1, G-2 or G-3, as the case may be, payable to the order of such Lender. Each Lender is hereby authorized to record, on the schedule annexed to and constituting a part of the relevant Note, information regarding the relevant Loans made by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's obligations hereunder or under any Note. On or prior to the effective date of an Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the relevant Notes, new Notes to the order of the Assignee and, if applicable, the Assignor. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby.

                 (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information concerning the Loan Parties and their respective affiliates which has been delivered to such Lender by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf any Loan Party in connection with such Lender's credit evaluation of the Loan Parties and their respective affiliates, under the condition that such Transferee or prospective Transferee shall previously have agreed to be bound by the provisions of
Section 10.15.

                 (h) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to the Lenders under a particular Facility, if any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans and/or of the Reimbursement Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                 10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

                 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

                 10.13 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 10.14  WAIVERS OF JURY TRIAL.  THE BORROWER, THE
ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 10.15 Confidentiality. Each Lender agrees to keep information obtained by it pursuant hereto and the other Loan Documents identified as confidential in writing at the time of delivery confidential in accordance with such Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or affiliates who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender on a non-confidential basis from any source or such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Lender, (e) to Transferees or prospective Transferees who agree to be bound by the provisions of this Section 10.15, (f) to the extent required in connection with any litigation between any Loan Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent. The agreements in this Section 10.15 shall survive repayment of the Loans and all other amounts payable hereunder.


                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        INTERNATIONAL HOME FOODS, INC.



                                        By:       /s/ ANDREW S. ROSEN
                                           -----------------------------------
                                           Name:      Andrew S. Rosen
                                           Title:


                                        THE CHASE MANHATTAN BANK, as
                                          Administrative Agent and as a Lender



                                        By:          /s/ KAREN SHARF
                                           -----------------------------------
                                           Name:         Karen Sharf
                                           Title:      Vice President

                                        BANKERS TRUST COMPANY, as
                                          Syndication Agent and as a Lender


                                        By:      /s/ GINA S. THOMPSON
                                           -----------------------------------
                                           Name:     Gina S. Thompson
                                           Title:     Vice President


                                        MORGAN STANLEY SENIOR FUNDING, INC., as
                                          Documentation Agent and as a Lender


                                        By:         /s/ R. SMITH
                                           -----------------------------------
                                           Name:        R. Smith
                                           Title:   Managing Director


                                        ALLSTATE LIFE INSURANCE COMPANY


                                        By:    /s/
                                           -----------------------------------
                                           Name:
                                           Its Authorized Signatory


                                        By:    /s/
                                           -----------------------------------
                                           Name:
                                           Its Authorized Signatory


                                        ALLSTATE INSURANCE COMPANY


                                        By:    /s/
                                           -----------------------------------
                                           Name:
                                           Its Authorized Signatory


                                        By:    /s/
                                           -----------------------------------
                                           Name:
                                           Its Authorized Signatory

                                        BANK OF HAWAII


                                        By:       /s/ SUSAN MCCARTHY
                                           -----------------------------------
                                           Name:      Susan McCarthy
                                           Title: Assistant Vice President

                                        THE BANK OF NEW YORK


                                        By:      /s/ DANIEL L. BLACK
                                           -----------------------------------
                                           Name:     Daniel L. Black
                                           Title: Senior Vice President


                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                        By:      /s/ PAUL P. MALECKI
                                           -----------------------------------
                                           Name:     Paul P. Malecki
                                           Title:    Vice President


                                        BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                                        By:      /s/ PETER KARL HARRIS
                                           -----------------------------------
                                           Name:     Peter Karl Harris
                                           Title:     Vice President


                                        By:        /s/ WILLIAM C. MAIER
                                           -----------------------------------
                                           Name:       William C. Maier
                                           Title: Vice President--Group Manager


                                        BARCLAYS BANK PLC


                                        By:     /s/ ARMINDA YOUSE-WARDE
                                           -----------------------------------
                                           Name:    Arminda Youse-Warde
                                           Title:         Director


                                        BT NIM


                                        By:
                                           -----------------------------------

                                           Name:
                                           Title:


                                        CAISSE NATIONALE DE CREDIT AGRICOLE


                                        By:       /s/ CRAIG WELCH
                                           -----------------------------------
                                           Name:     Craig Welch
                                           Title: First Vice President



                                        CHL HIGH YIELD LOAN PORTFOLIO
                                         (a unit of The Chase Manhattan Bank)


                                        By:     /s/ RICHARD W. STEWART
                                           -----------------------------------
                                           Name:  Richard W. Stewart
                                           Title:   Vice President


                                        CITICORP USA


                                        By:      /s/ JOHN H. REXFORD
                                           -----------------------------------
                                           Name:   John H. Rexford
                                           Title:   Vice President


                                        CREDIT LYONNAIS, New York Branch


                                        By:       /s/ Attila Koc
                                           -----------------------------------
                                           Name:      Attila Koc
                                           Title:   Vice President


                                        CRESCENT CAPITAL CORP.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        THE DAI-ICHI KANGYO BANK, LTD.


                                        By:     /s/ MICHAEL R. WELLINGTON
                                           -----------------------------------
                                           Name:   Michael R. Wellington
                                           Title: Assistant Vice President


                                        DRESDNER BANK AG, New York and
                                          Grand Cayman Branches


                                        By:      /s/ RICHARD W. CONROY
                                           -----------------------------------
                                           Name:   Richard W. Conroy
                                           Title:   Vice President

                                        By:    /s/ NICHOLAS KALOGEROPOULOS
                                           -----------------------------------
                                           Name:  Nicholas Kalogeropoulos
                                           Title:   Assistant Treasurer

                                        THE EQUITABLE LIFE ASSURANCE SOCIETY OF
                                          THE UNITED STATES


                                        By:      /s/ JOEL SEREBRANSKY
                                           -----------------------------------
                                           Name:   Joel Serebransky
                                           Title: Investment Officer



                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:      /s/ JEFFREY LUBATKIN
                                           -----------------------------------
                                           Name:    Jeffrey Lubatkin
                                           Title: Assistant Vice President

                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:   /s/
                                           -----------------------------------
                                           Name:
                                           Title:


                                        FIRST SOURCE FINANCIAL LLP
                                        By:  First Source Financial, Inc.,
                                             its Agent/Manager


                                        By:       /s/ ROBERT M. COSEO
                                           -----------------------------------
                                           Name:    Robert M. Coseo
                                           Title: Senior Vice President



                                        THE FUJI BANK, LTD.


                                        By:        /s/ TEIJI TERAMOTO
                                           -----------------------------------
                                           Name:     Teiji Teramoto
                                           Title: Vice President & Manager


                                        GIROCREDIT BANK


                                        By:        /s/ ANCA TRIFAN
                                           -----------------------------------
                                           Name:     Anca Trifan
                                           Title:   Vice President


                                        GOLDMAN SACHS CREDIT PARTNERS L.P.


                                        By:       /s/ EDWARD C. FORST
                                           -----------------------------------
                                           Name:    Edward C. Forst
                                           Title: Authorized Signatory

                                        HARRIS TRUST AND SAVINGS


                                        By:       /s/ MARY L. BURKE
                                           -----------------------------------
                                           Name:    Mary L. Burke
                                           Title:   Vice President


                                        HELLER FINANCIAL, INC.


                                        By:     /s/ CHRISTINA M. RASHID
                                           -----------------------------------
                                           Name:  Christina M. Rashid
                                           Title:   Vice President


                                        IMPERIAL BANK


                                        By:        /s/ RAY VADALMA
                                           -----------------------------------
                                           Name:      Ray Vadalma
                                           Title: Senior Vice President


                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By:        /s/ JUNRI ODA
                                           -----------------------------------
                                           Name:      Junri Oda
                                           Title: Senior Vice President


                                        ING CAPITAL ADVISORS, INC., as Agent
                                          for Bank Syndication Account


                                        By:      /s/ MICHAEL D. HATLEY
                                           -----------------------------------
                                           Name:   Michael D. Hatley
                                           Title:  Vice President &
                                                   Portfolio Manager

                                        CONTINENTAL CASUALTY COMPANY


                                        By:       /s/ LEW H. NATHAN
                                           -----------------------------------
                                           Name:      Lew H. Nathan
                                           Title: Group Vice President
                                                      and Treasurer


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LIMITED, New York Branch


                                        By:       /s/ SHUICHI TAJIMA
                                           -----------------------------------
                                           Name:      Shuichi Tajima
                                           Title: Deputy General Manager



                                        MARINE MIDLAND BANK


                                        By:          /s/ J B LYONS
                                           -----------------------------------
                                           Name:         J B Lyons
                                           Title:  Senior Vice President


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY


                                        By:        /s/ JOHN B. JOYCE
                                           -----------------------------------
                                           Name:       John B. Joyce
                                           Title:    Managing Director



                                        MERRILL LYNCH SENIOR FLOATING RATE
                                          FUND, INC.


                                        By:     /s/ ANTHONY R. CLEMENTE
                                           -----------------------------------
                                           Name:    Anthony R. Clemente
                                           Title:  Authorized Signatory

                                        SENIOR HIGH INCOME PORTFOLIO, INC.



                                        By:     /s/ ANTHONY R. CLEMENTE
                                           -----------------------------------
                                           Name:    Anthony R. Clemente
                                           Title:   Authorized Signatory


                                        THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION



                                        By:    /s/ PATRICIA LORET DE MOLA
                                           -----------------------------------
                                           Name:   Patricia Loret de Mola
                                           Title:  Senior Vice President


                                        NATIONAL CITY BANK


                                        By:      /s/ JOSEPH D. ROBISON
                                           -----------------------------------
                                           Name:     Joseph D. Robison
                                           Title:     Vice President


                                        NATIONAL WESTMINISTER BANK PLC


                                        By:         /s/ MARY PRICE
                                           -----------------------------------
                                           Name:        Mary Price
                                           Title:     Vice President


                                        NATIONSBANK, N.A.


                                        By:        /s/ CHRIS BARTON
                                           -----------------------------------
                                           Name:       Chris Barton
                                           Title:     Vice President

                                        THE NIPPON CREDIT BANK, LTD.


                                        By:      /s/ CLIFFORD ABRAMSKY
                                           -----------------------------------
                                           Name:     Clifford Abramsky
                                           Title:     Senior Manager


                                        OAK HILL SECURITIES FUND, L.P.


                                        By: Oak Hill Securities GenPar, L.P.
                                                 its General Partner

                                        By:   Oak Hill Securities MGP, Inc.
                                                  its General Partner

                                        By:        /s/ SCOTT KRASE
                                           -----------------------------------
                                           Name:       Scott Krase
                                           Title:    Vice President



                                        ORIX USA CORPORATION


                                        By:      /s/ HIROYUKI MIYAUCHI
                                           -----------------------------------
                                           Name:     Hiroyuki Miyauchi
                                           Title:  Senior Vice President


                                        PNC BANK, N.A.


                                        By:        /s/ TOM COLWELL
                                           -----------------------------------
                                           Name:       Tom Colwell
                                           Title:     Vice President


                                        PPM AMERICA, INC., as attorney in fact,
                                          on behalf of Jackson National Life
                                          Insurance Company


                                        By:           /s/ M. DIRE
                                           -----------------------------------
                                           Name:          M. Dire
                                           Title:     Vice President

                                        PRIME INCOME TRUST


                                        By:      /s/ RAFAEL SCOLARI
                                           -----------------------------------
                                           Name:     Rafael Scolari
                                           Title:    Vice President
                                                   Portfolio Manager



                                        PROTECTIVE LIFE INSURANCE COMPANY


                                        By:      /s/ MARK K. OKADA CFA
                                           -----------------------------------
                                           Name:     Mark K. Okada CFA
                                           Title: Executive Vice President
                                                  Protective Asset
                                                  Management, L.L.C.


                                        RABOBANK NEDERLAND (NEW YORK)


                                        By:      /s/ JOANNA M. SOLONSKI
                                           -----------------------------------
                                           Name:     Joanna M. Solonski
                                           Title:      Vice President


                                        THE SANWA BANK LIMITED


                                        By:      /s/ CHRISTIAN KAMBOUR
                                           -----------------------------------
                                           Name:     Christian Kambour
                                           Title: Assistant Vice President


                                        SOCIETE GENERALE, Southwest Agency


                                        By:      /s/ CHRISTOPHER SPELTZ
                                           -----------------------------------
                                           Name:     Christopher Speltz
                                           Title:      Vice President

                                        THE SUMITOMO BANK LIMITED


                                        By:   /s/
                                           -----------------------------------
                                           Name:
                                           Title:



                                        SUMITOMO TRUST & BANKING CO., LTD.,
                                        NEW YORK BRANCH


                                        By:      /s/ SURAJ P. BHATIA
                                           -----------------------------------
                                           Name:    Suraj P. Bhatia
                                           Title: Senior Vice President
                                                   Manager, Corporate
                                                   Finance Department


                                        THE TRAVELERS INSURANCE COMPANY


                                        By:       /s/ JORDAN M. STITZER
                                           -----------------------------------
                                           Name:    Jordan M. Stitzer
                                           Title:    Vice President



                                        UNITED STATES NATIONAL BANK OF OREGON


                                        By:      /s/ DOUGLAS A. RICH
                                           -----------------------------------
                                           Name:   Douglas A. Rich
                                           Title:  Vice President



                                        KZH HOLDING CORPORATION


                                        By:      /s/ ANDREW J. TAYLOR
                                           -----------------------------------
                                           Name:    Andrew J. Taylor
                                           Title:   Authorized Agent



                                        TCW Asset Management Company
                                          as Attorney-in-Fact for
                                          Integon Life Insurance Corporation


                                        By:     /s/ JUSTIN L. DRISCOLL
                                           -----------------------------------
                                           Name:  Justin L. Driscoll
                                           Title:   Vice President

                                      TCW Asset Management Company
                                        as Attorney-in-Fact for
                                        United Companies Life Insurance Company


                                      By:     /s/ JUSTIN L. DRISCOLL
                                         -----------------------------------
                                         Name:  Justin L. Driscoll
                                         Title:   Vice President

                                                                         Annex A

              PRICING GRID FOR TRANCHE A LOANS AND COMMITMENT FEES



                                               Applicable Margin      Applicable Margin       Commitment
        Consolidated Leverage Ratio          for Eurodollar Loans       for ABR Loans          Fee Rate
        ---------------------------          ---------------------   -------------------      ----------
         Greater than or equal to                    2.50%                  1.50%               0.500%
                4.50 to 1.0

         Greater than or equal to                    2.25%                  1.25%               0.500%
              4.00 to 1.0 and
           less than 4.50 to 1.0

   Greater than or equal to 3.50 to 1.0              2.00%                  1.00%               0.375%
         and less than 4.00 to 1.0

   Greater than or equal to 3.00 to 1.0              1.75%                  0.75%               0.375%
         and less than 3.50 to 1.0
           Less than 3.00 to 1.0                     1.50%                  0.50%               0.375%


Changes in the Applicable Margin with respect to Tranche A Loans or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 95th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 4.50 to
1. Each determination of the Consolidated Leverage Ratio pursuant to this paragraph shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                                                                       Schedule 1.1A
                                                                                                                       -------------

                                                                                   TERM LOAN COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                       Revolving Credit
Lender                                    Commitment              Tranche A               Tranche B               Tranche C
====================================================================================================================================
THE CHASE MANHATTAN BANK                $4,625,000.00           $13,875,000.00          $83,243,243.23          $70,756,756.77
------------------------------------------------------------------------------------------------------------------------------------
BANKERS TRUST COMPANY                   $4,250,000.00           $12,750,000.00          $ 5,405,405.41          $ 4,594,494.59
------------------------------------------------------------------------------------------------------------------------------------
MORGAN STANLEY SENIOR FUNDING, INC.     $4,000,000.00           $12,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
ALLSTATE INSURANCE COMPANY                                                              $ 4,054,054.05          $ 3,445,945.94
------------------------------------------------------------------------------------------------------------------------------------
ALLSTATE LIFE INSURANCE COMPANY                                                         $ 4,054,054.06          $ 3,445,945.95
------------------------------------------------------------------------------------------------------------------------------------
BANK OF HAWAII                          $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
THE BANK OF NEW YORK                    $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
BANK OF TOKYO-MITSUBISHI TRUST
COMPANY                                 $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
BANQUE FRANCAISE DU COMMERCE
EXTERIEUR                               $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
BARCLAYS BANK PLC                       $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
CAISSE NATIONALE DE CREDIT
AGRICOLE                                $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
CHL HIGH YIELD LOAN PORTFOLIO                                                           $ 5,405,405.41          $ 4,594,594.59
------------------------------------------------------------------------------------------------------------------------------------
CITICORP USA                            $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------


                                                                               2

                                                                                    TERM LOAN COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                       Revolving Credit
Lender                                    Commitment              Tranche A               Tranche B               Tranche C
====================================================================================================================================
CONTINENTAL CASUALTY COMPANY                                                            $ 5,405,405.41          $ 4,594,594.59
------------------------------------------------------------------------------------------------------------------------------------
CREDIT LYONNAIS, NEW YORK BRANCH        $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
THE DAI-ICHI KANGYO BANK, LTD.          $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
DRESDNER BANK, AG, NEW YORK AND
GRAND CAYMAN BRANCHES                   $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
THE EQUITABLE LIFE ASSURANCE
SOCIETY OF THE UNITED STATES                                                            $ 8,108,108.11          $ 6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF BOSTON       $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
THE FIRST NATIONAL BANK OF CHICAGO      $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
FIRST SOURCE FINANCIAL LLP              $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
THE FUJI BANK, LTD.                     $3,125,000.00           $ 9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
GIROCREDIT BANK                         $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
GOLDMAN SACHS CREDIT PARTNERS L.P.      $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
HARRIS TRUST AND SAVINGS                $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
HELLER FINANCIAL, INC.                  $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
IMPERIAL BANK                           $2,000,000.00           $ 6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                              3

                                                                                     TERM LOAN COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                       Revolving Credit
Lender                                    Commitment              Tranche A               Tranche B               Tranche C
====================================================================================================================================
THE INDUSTRIAL BANK OF JAPAN,
LIMITED                                 $2,000,000.00           $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
ING CAPITAL ADVISORS, INC.                                                              $8,108,108.11           $6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
JACKSON NATIONAL LIFE INSURANCE
COMPANY                                                                                 $8,108,108.11           $6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
KZH HOLDING CORPORATION                                                                 $8,108,108.11           $6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
THE LONG-TERM CREDIT BANK OF
JAPAN, LIMITED, NEW YORK BRANCH         $3,125,000.00           $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
MARINE MIDLAND BANK                     $3,125,000.00           $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS MUTUAL LIFE
INSURANCE COMPANY                                                                       $8,108,108.11           $6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH SENIOR FLOATING
RATE FUND, INC.                                                                         $8,108,108.11           $6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
SENIOR HIGH INCOME PORTFOLIO, INC.                                                      $1,081,081.08           $  918,918.92
------------------------------------------------------------------------------------------------------------------------------------
THE MITSUBISHI TRUST AND BANKING
CORPORATION                             $3,125,000.00           $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL CITY BANK                      $2,000,000.00           $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------

                                                                               4

                                                                                TERM LOAN COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                     Revolving Credit
 Lender                                 Commitment                Tranche A           Tranche B           Tranche C
====================================================================================================================================

 NATIONAL WESTMINSTER BANK PLC        $3,125,000.00             $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
 NATIONSBANK, N.A.                    $3,125,000.00             $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
 THE NIPPON CREDIT BANK, LTD.         $2,000,000.00             $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
 OAK HILL SECURITIES FUND, L.P.                                                    $12,972,972.97       $11,027,027.03
------------------------------------------------------------------------------------------------------------------------------------
 ORIX USA CORPORATION                                                              $ 2,702,702.70       $ 2,297,297.30
------------------------------------------------------------------------------------------------------------------------------------
 PNC BANK, N.A.                       $2,000,000.00             $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
 PRIME INCOME TRUST                                                                $ 8,108,108.11       $ 6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
 PROTECTIVE LIFE INSURANCE COMPANY                                                 $ 8,108,108.11       $ 6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
 RABOBANK NEDERLAND (NEW YORK)        $2,000,000.00             $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
 THE SANWA BANK LIMITED               $2,000,000.00             $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------
 SOCIETE GENERALE                     $3,125,000.00             $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
 THE SUMITOMO BANK LIMITED            $3,125,000.00             $9,375,000.00
------------------------------------------------------------------------------------------------------------------------------------
 THE SUMITOMO TRUST & BANKING CO.,
 LTD., NEW YORK BRANCH                $2,000,000.00             $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------



                                                                               5

                                                                                     TERM LOAN COMMITMENTS
------------------------------------------------------------------------------------------------------------------------------------
                                     Revolving Credit
  Lender                                Commitment               Tranche A                 Tranche B               Tranche C
====================================================================================================================================
  TCW ASSET MANAGEMENT COMPANY                                                           $1,351,351.35           $1,148,648.65
  (INTEGON LIFE INSURANCE
  CORPORATION)
------------------------------------------------------------------------------------------------------------------------------------
  TCW ASSET MANAGEMENT COMPANY                                                           $1,351,351.35           $1,148,648.65
  (UNITED COMPANIES LIFE INSURANCE
  COMPANY)
------------------------------------------------------------------------------------------------------------------------------------
  THE TRAVELERS INSURANCE COMPANY                                                        $8,108,108.11           $6,891,891.89
------------------------------------------------------------------------------------------------------------------------------------
  UNITED STATES NATIONAL BANK OF
  OREGON                              $2,000,000.00            $6,000,000.00
------------------------------------------------------------------------------------------------------------------------------------


                                                                       EXHIBIT A



================================================================================




                                    FORM OF
                       GUARANTEE AND COLLATERAL AGREEMENT


                                    MADE BY


                         INTERNATIONAL HOME FOODS, INC.


                        AND CERTAIN OF ITS SUBSIDIARIES


                                  IN FAVOR OF


                           THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT



                          DATED AS OF NOVEMBER 1, 1996



================================================================================

                               Table of contents

                                                                                                                     Page
SECTION 1.  DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 2.  GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2  Right of Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3  No Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.4  Amendments, etc. with respect to the Borrower Obligations . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5  Guarantee Absolute and Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6  Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.7  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 3.  GRANT OF SECURITY INTEREST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 4.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.1  Representations in Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.2  Title; No Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         4.3  Perfected First Priority Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.4  Chief Executive Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.5  Inventory and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.6  Farm Products . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.7  Pledged Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.8  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         4.9  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 5.  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.1  Covenants in Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.2  Delivery of Instruments and Chattel Paper . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.3  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.4  Maintenance of Perfected Security Interest; Further Documentation . . . . . . . . . . . . . . . . . . .  10
         5.5  Changes in Locations, Name, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.7  Pledged Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.8  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.9  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.  REMEDIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.1  Certain Matters Relating to Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.2  Communications with Obligors; Grantors Remain Liable  . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.3  Pledged Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.4  Proceeds to be Turned Over To Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.5  Application of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.6  Code and Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.7  Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                                                                                      Page
                                                                                                                      ----
         6.8  Waiver; Deficiency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 7.  THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.1  Administrative Agent's Appointment as Attorney-in-Fact, etc . . . . . . . . . . . . . . . . . . . . . .  18
         7.2  Duty of Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.3  Execution of Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.4  Authority of Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 8.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.1  Amendments in Writing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         8.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.3  No Waiver by Course of Conduct; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.4  Enforcement Expenses; Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.5  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.6  Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.7  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.8  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.9  Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.10  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.11  Submission To Jurisdiction; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.12  Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.13  WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.14  Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.15  Additional Grantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.16  Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                 GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 1, 1996, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions or entities (the "Lenders") from time to time parties to the Credit Agreement, dated as of November 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among INTERNATIONAL HOME FOODS, INC., a Delaware corporation (the "Borrower"), the Lenders and the Administrative Agent.


                              W I T N E S S E T H:

                 WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

                 WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

                 WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

                 WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

                 WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

                 NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:


                           SECTION 1.  DEFINED TERMS

                 1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

                 (b)  The following terms shall have the following meanings:

                 "Agreement": this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Borrower Obligations": the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post- petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Interest Rate Protection Agreement referred to below, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit or any Interest Rate Protection Agreement entered into by the Borrower with any Lender (or any affiliate of any Lender) or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                 "Code": the Uniform Commercial Code as from time to time in effect in the State of New York.

                 "Collateral":  as defined in Section 3.

                 "Collateral Account": any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

                 "Copyrights": (i) all copyrights, in the United States or any other country, whether registered or unregistered, or published or unpublished (including, without limitation, those listed in Schedule
         6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

                 "Copyright Licenses": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                 "General Intangibles": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                 "Guarantor Obligations": with respect to any Guarantor, the collective reference to (i) the Borrower Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

                 "Guarantors": the collective reference to each Grantor other than the Borrower.

                 "Intellectual Property": all rights, priorities and privileges provided under U.S., multinational and foreign law relating to intellectual property, including without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                 "Issuers": the collective reference to each issuer of a Pledged Security.

                 "Obligations": (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

                 "Patents": (i) all letters patent of the United States or any other country and all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 6,
         (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

                 "Patent License": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

                 "Pledged Notes": all promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

                 "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

                 "Pledged Stock":  the shares of Capital Stock listed on
         Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect (provided that in no event shall more than 65% of the total outstanding Capital Stock of any Excluded Foreign Subsidiary be required to be pledged hereunder).

                 "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

                 "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                 "Securities Act":  the Securities Act of 1933, as amended.

                 "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

                 "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

                 "Undelivered Instruments":  as defined in Section 4.8.

                 1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

                 (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                 (d) For the purposes of Sections 4 and 5, each reference to Collateral or to any relevant type or item of Property constituting Collateral shall be deemed to exclude (i) tangible Property that is not located in either the United States (including its possessions) or Canada and (ii) Intellectual Property rights, privileges and priorities that arise under Requirements of Law other than those of the United States, Canada or any state, province or other jurisdiction thereof.

                             SECTION 2.  GUARANTEE

                 2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

                 (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

                 (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

                 (d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

                 (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until, subject to Section 2.6, the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated.

                 2.2 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such

Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                 2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

                 2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

                 2.5 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

                 2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                 2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017.


                     SECTION 3.  GRANT OF SECURITY INTEREST

                 Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the

"Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Obligations:

                 (a)  all Accounts;

                 (b)  all Chattel Paper;

                 (c)  all Documents;

                 (d)  all Equipment;

                 (e)  all General Intangibles;

                 (f)  all Instruments;

                 (g)  all Intellectual Property;

                 (h)  all Inventory;

                 (i)  all Pledged Securities;

                 (j)  all books and records pertaining to the Collateral; and

                 (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

                 To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

                 4.1 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein.

                 4.2 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens expressly permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this Agreement or as are expressly permitted by the Credit Agreement.

                 4.3 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens expressly permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

                 4.4 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

                 4.5 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

                 4.6 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

                 4.7 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor, or, in the case of any Issuer that is an Excluded Foreign Subsidiary, the percentage of such shares specified on Schedule 2.

                 (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

                 (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                 4.8 Receivables. The aggregate of all amounts payable to the Grantors under or in connection with any Receivable that is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent (collectively, "Undelivered Instruments") does not exceed $1,000,000.

                 4.9 Intellectual Property. (a) Schedule 6 lists all Intellectual Property owned or licensed by such Grantor in its own name on the date hereof.

                 (b) To the best of such Grantor's knowledge, all material Intellectual Property is on the date hereof valid, subsisting, unexpired, enforceable, has not been abandoned, and does not infringe the Intellectual Property rights of a third party.

                 (c) Except as set forth in Schedule 6, none of the material Intellectual Property is on the date hereof the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

                 (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

                 (e) No action or proceeding is pending or, to the knowledge of such Grantor, threatened on the date hereof seeking to limit, cancel or question the validity, or such Grantor's ownership, of any Intellectual Property which, if adversely determined, would have a Material Adverse Effect.


                             SECTION 5.  COVENANTS

                 Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:

                 5.1 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

                 5.2 Delivery of Instruments and Chattel Paper. If the aggregate of all amounts payable to the Grantors pursuant to Undelivered Instruments shall exceed $1,000,000, such Undelivered Instruments, to the extent necessary to eliminate such excess, shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

                 5.3 Insurance. Each Grantor shall cause each casualty insurance policy maintained by it to (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as insured party or loss payee, (c) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (d) be reasonably satisfactory in all other respects to the Administrative Agent.

                 5.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                 (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

                 (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute, deliver and/or have recorded with appropriate agencies such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

                 5.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                 (a) permit any of the Inventory or Equipment (other than (i) immaterial Inventory and Equipment and (ii) Inventory and Equipment in transit in the ordinary course of business) to be kept at a location other than those listed on Schedule 5;

                 (b) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

                 (c) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

                 5.6 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder.

                 5.7 Pledged Securities. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, (i) any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations and (ii) in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Obligations.
Notwithstanding anything to the contrary contained herein, in no event shall any Grantor be obligated to pledge more than 65% of the Capital Stock of any Excluded Foreign Subsidiary.

                 (b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature (except to the extent such stock or other securities are pledged to the Administrative Agent hereunder) or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to Dispose of any of the Pledged Securities or Proceeds thereof (except, in the case of this clause (iv), in connection with a Disposition expressly permitted by the Credit Agreement).

                 (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in
Section 5.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or
6.7 with respect to the Pledged Securities issued by it.

                 5.8 Receivables. (a) Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

                 (b) If at any time the aggregate amount owing to the Grantors on all Accounts as to which a Governmental Authority is an obligor exceeds 5% of the aggregate amount owing to the Grantors on all Accounts, the Borrower shall so notify the Administrative Agent and, if requested by the Administrative Agent, at the Grantors' sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage, deliver to the Administrative Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise reasonably requested by the Administrative Agent to permit the assignment hereunder of all Accounts as to which a Governmental Authority is an obligor pursuant to all applicable Requirements of Law (including, without limitation, the Assignment of Claims Act of 1940, as amended).

                 5.9 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its then-current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use,
(ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with all notices and legends required by applicable law or regulations, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

                 (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

                 (c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

                 (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses a material Intellectual Property to infringe the Intellectual Property rights of a third party.

                 (e) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Patent, Copyright or Trademark may become abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the U.S. Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

                 (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for any Patent or Trademark with the United States Patent and Trademark Office or any Copyright in the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

                 (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the U.S. Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

                 (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent and the Lenders after it learns thereof.


                        SECTION 6.  REMEDIAL PROVISIONS

                 6.1 Certain Matters Relating to Receivables. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time while an Event of Default shall have occurred and be continuing, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

                 (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in
Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

                 (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent, and have recorded, all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the then existing Receivables, including, without limitation, all original orders, invoices and shipping receipts.

                 6.2  Communications with Obligors; Grantors Remain Liable.
(a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

                 (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

                 (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                 6.3 Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

                 (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Administrative Agent may determine, and
(ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                 (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that
(x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

                 6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in
Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

                 6.5 Application of Proceeds. At any time after the occurrence and during the continuance of an Event of Default, at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account in payment of the Obligations in such order as the Administrative Agent may elect, and any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Administrative Agent to the Borrower or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

                 6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                 6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                 (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                 (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                 6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.


                      SECTION 7.  THE ADMINISTRATIVE AGENT

                 7.1 Administrative Agent's Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                 (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

                 (ii) in the case of any Copyright, Patent or Trademark, execute, deliver and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

                 (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                 (iv)  execute, in connection with any sale provided for in
         Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                 (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

                 (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                 (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable under the Credit Agreement on past due Tranche A Loans that are ABR Loans, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

                 (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                 7.2 Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                 7.3 Execution of Financing Statements. Pursuant to Section 9-402 of the Code and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                 7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                           SECTION 8.  MISCELLANEOUS

                 8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

                 8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

                 8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                 8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent.

                 (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

                 (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the same extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

                 (d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

                 8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

                 8.6 Set-Off. In addition to any rights and remedies of the Administrative Agent and the Lenders provided by law, the Administrative Agent and each Lender shall have the right, without prior notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any amount becoming due and payable by any Grantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Grantor. The Administrative Agent and each Lender agrees promptly to notify the relevant Grantor and (if applicable) the Administrative Agent after any such setoff and application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                 8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 8.9 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

                 8.10 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 8.11 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

                 8.12 Acknowledgements. Each Grantor hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Grantors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

                 8.13 WAIVERS OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 8.14 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                 8.15 Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

                 8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

                 (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.


                 IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        INTERNATIONAL HOME FOODS, INC.


                                        By:
                                           ----------------------------
                                           Title:


                                        AMERICAN HOME FOODS, INC.


                                        By:
                                           ----------------------------
                                           Title:


                                        LUCK'S INC.


                                        By:
                                           ----------------------------
                                           Title:


                                        M. POLANER, INC.


                                        By:
                                           ----------------------------
                                           Title:


                                        HERITAGE BRANDS HOLDINGS, INC.


                                        By:
                                           ----------------------------
                                           Title:

                                        HERITAGE BRANDS, INC.


                                        By:
                                           ----------------------------
                                           Title:


                                        CAMPFIRE, INC.


                                        By:
                                           ----------------------------
                                           Title:

                                                                      Schedule 1

                         NOTICE ADDRESSES OF GUARANTORS

                                                                      Schedule 2


                          DESCRIPTION OF PLEDGED STOCK


                        Issuer                     Class of Stock      Stock Certificate No.       No. of Shares
                        ------                     --------------      ---------------------       -------------
       American Home Foods, Inc.

       Luck's Inc.

       M. Polaner, Inc.

       Heritage Brands Holdings, Inc.

       Heritage Brands, Inc.

       Campfire, Inc.

       Canadian Home Products Limited

                                                                      Schedule 3
                           FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                        Uniform Commercial Code Filings


         [List each office where a financing statement is to be filed]





                    Copyright, Patent and Trademark Filings


                               [List all filings]





                     Actions with respect to Pledged Stock

                                                                      Schedule 4


                    LOCATION OF JURISDICTION OF ORGANIZATION
                           AND CHIEF EXECUTIVE OFFICE


Grantor                   Jurisdiction of Organization                       Chief Executive Office
-------                   ----------------------------                       ----------------------
International Home Foods, Inc.
American Home Foods, Inc.
Luck's Inc.
M. Polaner, Inc.
Heritage Brands Holdings, Inc.
Heritage Brands, Inc.
Campfire, Inc.

                                                                      Schedule 5


                      LOCATION OF INVENTORY AND EQUIPMENT


                            Grantor                                                    Locations
                            -------                                                    ---------
         International Home Foods, Inc.

         American Home Foods, Inc.

         Luck's Inc.

         M. Polaner, Inc.

         Heritage Brands Holdings, Inc.

         Heritage Brands, Inc.

         Campfire, Inc.

                                                                      Schedule 6

                       COPYRIGHTS AND COPYRIGHT LICENSES




                          PATENTS AND PATENT LICENSES




                       TRADEMARKS AND TRADEMARK LICENSES

                          ACKNOWLEDGEMENT AND CONSENT


         The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of November 1, 1996 (the "Agreement"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

         1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

         2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.7(a) of the Agreement.

         3. The terms of Sections 6.3(a) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(a) or 6.7 of the Agreement.


                                        CANADIAN HOME PRODUCTS LIMITED


                                        By:
                                           ---------------------------
                                           Title:

                                        Address for Notices:

                                                                      Annex 1 to
                                              Guarantee and Collateral Agreement




                 ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the
"Additional Grantor"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent") for the banks and other financial institutions (the "Lenders") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                             W I T N E S S E T H :


                 WHEREAS, International Home Foods, Inc. (the "Borrower"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of November 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

                 WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of November 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement") in favor of the Administrative Agent for the benefit of the Lenders;

                 WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

                 WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

                 NOW, THEREFORE, IT IS AGREED:

                 1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in
Section 8.15 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________* to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.





__________________________________

*  Refer to each Schedule which needs to be supplemented.

                 2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                 IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                                        [ADDITIONAL GRANTOR]



                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                EXHIBIT B TO THE
                                                                CREDIT AGREEMENT

                       FORM OF COMPLIANCE CERTIFICATE

To:      The Lenders Parties to the
         Credit Agreement Described Below

                 This Compliance Certificate is furnished pursuant to Section 6.2(b) of the Credit Agreement, dated as of November 1, 1996, among International Home Foods, Inc. (the "Borrower"), the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

                 THE UNDERSIGNED HEREBY CERTIFIES THAT:

                 1.  I am the duly elected _________________ of the Borrower;

                 2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the financial condition of the Borrower and its Subsidiaries for the accounting period covered by the attached financial statements;

                 3. Except as set forth below, to the best of my knowledge, each of the Borrower and each of its Subsidiaries during the accounting period covered by the attached financial statements observed or performed all of its covenants and other agreements contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed or performed by it; and the examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of such accounting period or as of the date of this Certificate, except as set forth below; and

                 4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct.

                 Described below are the exceptions, if any, to paragraph 3, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower or the relevant Subsidiary has taken, is taking, or proposes to take with respect to each such condition or event:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                 The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support thereof, are made and delivered in my capacity described in paragraph 1 above for and on behalf of the Borrower this _____ day of ________________, 19__.


                                        INTERNATIONAL HOME FOODS, INC.


                                        By
                                          -----------------------------
                                        Name:
                                        Title:

                    SCHEDULE I TO COMPLIANCE CERTIFICATE

                Schedule of Compliance as of ___________ __,
               19__ with Sections 7.1(a), (b), (c) and 7.7 of
                            the Credit Agreement

                     (All calculations for trailing four
                quarters except as otherwise required by the
                              Credit Agreement)

Section 7.1(a)  Consolidated Leverage Ratio.
-------------------------------------------

Consolidated Leverage:
       (a) Consolidated Total Debt outstanding                               _____

Consolidated EBITDA:
   Consolidated Net Income                                                   _____
plus  income tax expense                                                     _____
plus  interest expense
plus  amortization or writeoff of debt
               discount and debt issuance costs
               and commissions and other fees
               and charges associated with
               Indebtedness (including the Loans)                            _____
plus  depreciation expense                                                   _____
plus  amortization expense                                                   _____
plus  amortization of intangibles
               (including, but not limited to,
               goodwill) and organization costs                              _____
plus  any extraordinary or non-ordinary course
               expenses or losses                                            _____
plus  any other noncash charges                                              _____

minus to the extent included in this
statement of the Consolidated Net Income for such period the sum of:

       (i) interest income                                                   _____
       (ii) any extraordinary or non-ordinary course
               income or gains and                                           _____
       (iii) any other noncash income                                        _____

       (b) Consolidated EBITDA:                                              _____

       CONSOLIDATED LEVERAGE RATIO (a)/(b)                                   _____

       Must be less than or equal to:                                        [Insert from Table]

Section 7.1(b)  Consolidated Interest Coverage Ratio.

The ratio of

         (a)     Consolidated EBITDA                                         _____

         to

         (b)     (i) Total cash interest
                 expense (including that
                 attributable to Capital Lease
                 Obligations and all commissions,
                 discounts and other fees and
                 charges owed with respect to
                 letters of credit and bankers'
                 acceptance financing and net
                 costs under Interest Rate
                 Protection Agreements to the
                 extent such net costs are
                 allocable to such period in
                 accordance with GAAP)                                       _____

                 minus

                 (ii) Total cash interest
                 income                                                      _____

                 CONSOLIDATED INTEREST EXPENSE                               _____

CONSOLIDATED INTEREST COVERAGE
  RATIO (a)/(b)                                                              _____

         Must be greater than or equal to:                                   [Insert from Table]

Section 7.1(c)  Consolidated Fixed Charge Coverage Ratio.
--------------------------------------------------------

         The ratio of

         Consolidated EBITDA                                                 _____

                 minus the lesser of:

                 (i) Capital Expenditures of the Borrower
                 and its Subsidiaries (excluding
                 (x) the principal amount of
                 Indebtedness (other than Loans) incurred
                 in connection with such expenditures
                 and (y) Capital Expenditures made pursuant
                 to Section 7.7(b) of the Credit Agreement)                  _____

                 (ii) if applicable, the Scheduled Capital
                 Expenditure Amount                                          _____

         (a) NUMERATOR                                                       _____

                 to

         the sum (without duplication) of:

                 (a) Consolidated Interest Expense
                 for such period                                             _____

                 (b) provision for cash income
                 taxes paid by the Borrower or
                 any of its Subsidiaries on a
                 consolidated basis in respect
                 of such period                                              _____

                 (c) scheduled payments made during
                 such period on account of
                 principal of Indebtedness of the

                 Borrower or any of its
                 Subsidiaries (including the
                 Term Loans)                                                 _____

         (b) DENOMINATOR                                                     _____

CONSOLIDATED FIXED CHARGE COVERAGE
         RATIO (a)/(b)                                                       _____

         Must be greater than or equal to:                                   [Insert from Table]


Section 7.7 Capital Expenditures.

         Capital Expenditures of the Borrower
         and the other Subsidiaries as of the
         date hereof with respect to the
         current fiscal year                                                 _____

CAPITAL EXPENDITURES                                                         _____

         Must be less than or equal to:

         $35,000,000 (for fiscal years
           ended on or prior to December 31, 1998)                      $35,000,000

         $40,000,000 (for fiscal years ended
         after December 31, 1998)                                       $40,000,000

         plus up to $15,000,000 of the unutilized
         portion of the basket carried over from
         preceding fiscal year                                               _____

         plus Reinvestment Deferred Amount                                    _____

         plus Unapplied Excess Cash Flow                                      _____

         plus Contributed Equity                                              _____

         TOTAL PERMITTED CAPITAL EXPENDITURES                                _____

                                                                Exhibit C to the
                                                                Credit Agreement


                          FORM OF CLOSING CERTIFICATE

                              [NAME OF LOAN PARTY]


                 Pursuant to Section 5.1(g) of the Credit Agreement, dated as of November 1, 1996 (the "Credit Agreement"; terms defined therein being used herein as therein defined), among International Home Foods, Inc., the Lenders parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent, the undersigned ___________________ of ____________ (the "Certifying Loan Party") hereby certifies as follows:

                 i. The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof;

                 ii. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof and/or the issuance of any Letters of Credit to be issued on the date hereof;

                 iii. ___________ is and at all times since ___ __, 199_ has been, the duly elected and qualified [Assistant] Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer's true and genuine signature;

and the undersigned [Assistant] Secretary of the Certifying Loan Party certifies as follows:

                 iv. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party after the date hereof;

                 v. The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

                 vi. Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _____________ __, 199_ authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions contemplated by the Loan Documents to which it is a party;

         such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-Laws of the Certifying Loan Party as in effect at all times since __________ __, 199_ to and including the date hereof, and such By-Laws have not been amended, repealed, modified or restated; and attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect at all times since _________ __, 199_ to and including the date hereof, and such Certificate of Incorporation has not been amended, repealed, modified or restated;

                 vii. The following Persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of the Certifying Loan Party, each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents:

      Name                                 Office                         Signature
      ----                                 ------                         ---------

---------------                       -----------------              --------------------

---------------                       -----------------              --------------------

---------------                       -----------------              --------------------

---------------                       -----------------              --------------------

                 IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.





By:                                     By:
   ------------------------------           -----------------------------------
   Name:                                    Name:
   Title:                                   Title:  [Assistant] Secretary


Date:    November 1, 1996

                                                                         Annex 1


                                  Resolutions

                                                                         Annex 2


                                    By-Laws

                                                                         Annex 3


                          Certificate of Incorporation

                                                                     EXHIBIT D-1

                                                                         [Texas]


                      DEED OF TRUST AND SECURITY AGREEMENT


                                      from


                    INTERNATIONAL HOME FOODS, INC., Grantor


                                       to


                       GLENN D. KESSELHAUT, ESQ., Trustee
                                for the use and
                                   benefit of

                           THE CHASE MANHATTAN BANK,
                      as Administrative Agent, Beneficiary


                          DATED AS OF OCTOBER __, 1996




                      After recording, please return to:

                           Simpson Thacher & Bartlett
                          a partnership which includes
                           professional corporations
                              425 Lexington Avenue
                           New York, New York  10017

                            ATTN: Amy Jedlicka, Esq.

                                                                     EXHIBIT D-1
                                                                         [Texas]


                                FORM OF BORROWER
                      DEED OF TRUST AND SECURITY AGREEMENT



                 THIS DEED OF TRUST AND SECURITY AGREEMENT, dated as of October __, 1996 is made by INTERNATIONAL HOME FOODS, INC. (formerly known as American Home Food Products, Inc.), a Delaware corporation ("GRANTOR"), whose address is Five Giralda Farms, Madison, New Jersey 07940 Attention: Kenneth J. Martin, to GLENN D. KESSELHAUT, ESQ., an individual resident of the State of New York, ("TRUSTEE") having an address c/o Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3954, for the use and benefit of THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as Administrative Agent for the Lenders (as such terms are defined in the Credit Agreement defined below; in such capacity, "BENEFICIARY", which term shall be deemed to include the successors and assigns of the Administrative Agent), whose address is c/o Chase Agency Services, 140 East 45th Street, New York, New York 10017
Attention: Sandra Miklave. References to this "DEED OF TRUST" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background


         a. Grantor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

         b. Grantor is a party to that certain Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, restated, extended, replaced or otherwise modified from time to time, the "CREDIT AGREEMENT") with Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, Chase as Administrative Agent and the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the event of any conflict between the provisions of this Deed of Trust and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control. References in this Deed of Trust to the "DEFAULT RATE" shall mean interest at a rate per annum equal to the ABR plus 2% but in no event greater than the Highest Lawful Rate.

         c. Pursuant to the terms of the Credit Agreement, (1) the Lenders have agreed (a) to make certain Revolving Credit Loans to Grantor in an aggregate principal amount at any one time outstanding not to exceed $100,000,000.00 and (b) to make certain Term Loans defined in the Credit Agreement as the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans to Grantor in an aggregate principal amount not to exceed $670,000,000.00, (2) the Swing Line Lender has agreed to make certain Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.00, and (3) Chase, in its capacity as an Issuing Lender, has agreed to issue, and the other Lenders which are L/C Participants have agreed to acquire participating interests in, Letters of Credit for the account of Grantor; the sum of (i) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (ii) the aggregate amount of drawings under the Letters of Credit which have not been reimbursed pursuant to subsection 3.5 of the Credit Agreement shall not exceed $25,000,000.00. The maximum aggregate principal amount of the Loans and the L/C Obligations outstanding at any one time shall not exceed $770,000,000.00.

         d. It is a condition precedent, among others, to the obligations of the Lenders to make the Loans and the Issuing Lender to issue the Letters of Credit that Grantor execute and deliver this Deed of Trust.

                                Granting Clauses

                 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor agrees that to secure:

                 (a) (i) the repayment of the indebtedness evidenced by the Notes, and (ii) all interest (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Grantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Beneficiary or to the Lenders that are required to be paid by Grantor pursuant to the terms of the Credit Agreement or this Deed of Trust) or otherwise payable thereon, (iii) payment of the Reimbursement Obligation with respect to Letters of Credit pursuant to the Credit Agreement, whether in respect of any drawings under any Letters of Credit, fees, commissions, expenses or otherwise and (iv) all obligations in respect of any Interest Rate Protection Agreement with any Lender (the items set forth in clauses (i) through (iv) being referred to collectively as the "INDEBTEDNESS"); and

                 (b) the performance of all covenants, agreements, obligations and liabilities of Grantor (the "OBLIGATIONS") whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, this Deed of Trust, any other document securing payment of the Indebtedness (the "SECURITY DOCUMENTS") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Notes, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "LOAN DOCUMENTS");

GRANTOR HEREBY CONVEYS TO TRUSTEE AND HEREBY GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO TRUSTEE AND ALSO TO SUBSTITUTE TRUSTEE (AS DEFINED BELOW), IN TRUST WITH POWER OF SALE FOR THE USE AND BENEFIT OF BENEFICIARY, AND GRANTS BENEFICIARY AND TRUSTEE A SECURITY INTEREST IN (TO THE EXTENT ANY OF THE FOLLOWING CONSTITUTES PERSONAL PROPERTY):

                 (A)  the Real Estate;

                 (B) all the estate, right, title, claim or demand whatsoever of Grantor, in possession or expectancy, in and to the Real Estate or any part thereof;

                 (C) all right, title and interest of Grantor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                 (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Grantor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "EQUIPMENT");

                 (E) all right, title and interest of Grantor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Grantor or constructed, assembled or placed by Grantor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Grantor;

                 (F) all right, title and interest of Grantor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Grantor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Grantor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Trust Property (as defined below) (collectively, the "RENTS");

                 (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                 (H) all unearned premiums under insurance policies now or subsequently obtained by Grantor relating to the Real Estate or Equipment and Grantor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                 (I) all right, title and interest of Grantor in and to (i) all contracts from time to time executed by Grantor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

                 (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Beneficiary as provided in this Deed of Trust; all capital, operating, reserve or similar accounts held by or on behalf of Grantor and related to the operation of the Trust Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

                 (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Trust Property and
         (ii) all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

                 (L)  all proceeds, both cash and noncash, of the foregoing;

                 (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Grantor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "TRUST PROPERTY").

                 TO HAVE AND TO HOLD the Trust Property and the rights and privileges hereby granted unto Trustee, Substitute Trustee, their successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed. Notwithstanding anything to the contrary set forth herein, the maximum aggregate principal amount secured hereby shall not exceed $770,000,000.00. This Deed of Trust covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Lenders for the benefit of Grantor and the lien of such future advances and re-advances shall relate back to the date of this Deed of Trust.

                              Terms and Conditions

                 Grantor further represents, warrants, covenants and agrees with Trustee and Beneficiary as follows:

                 i. Warranty of Title. Grantor warrants that Grantor has good title to the Real Estate in fee simple and good title to the rest of the Trust Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Beneficiary to insure the lien of this Deed of Trust (the "PERMITTED EXCEPTIONS") and Grantor shall warrant, defend and preserve such title and the rights granted by this Deed of Trust with respect thereto against all claims of all persons and entities. Grantor further warrants that it has the right to grant this Deed of Trust.

                 ii. Payment of Indebtedness. Grantor shall pay the Indebtedness at the times and places and in the manner specified in the Notes and shall perform all the Obligations.

                 iii. Requirements. (a) Grantor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Trust Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Trust Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Trust Property, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Grantor or to any of the Trust Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Trust Property are collectively referred to as the "LEGAL REQUIREMENTS".

                 (b) From and after the date of this Deed of Trust, Grantor shall not by act or omission permit any building or other improvement on any premises not subject to this Deed of Trust to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Grantor hereby assigns to Beneficiary any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Grantor shall not by act or omission impair the integrity of any of the Real Estate so as to constitute an illegal subdivision or to prohibit the Premises and Improvements from being conveyed as one zoning or tax lot. Grantor represents that the Premises are not part of a larger tract of land owned by Grantor or its affiliates or otherwise considered as part of one zoning or tax lot, or, if they are that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot capable of being conveyed as such. Any act or omission by Grantor which would result in a violation of any of the provisions of this subsection shall be void.

                 iv. Payment of Taxes and Other Impositions. (a) Promptly when due but in any event prior to delinquency, Grantor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Trust Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Trust Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Upon request by Beneficiary, Grantor shall deliver to Beneficiary (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Beneficiary showing the payment of any other such Imposition. If by law any Imposition, at Grantor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such

Imposition), Grantor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                 (b) Nothing herein shall affect any right or remedy of Trustee or Beneficiary under this Deed of Trust or otherwise, without notice or demand to Grantor, to pay any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Beneficiary shall give Grantor notice of its intent to pay any Impositions unless an Event of Default has occurred and is continuing. Any sums paid by Trustee or Beneficiary in discharge of any Impositions shall be (i) a charge on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Deed of Trust, and (ii) payable on demand by Grantor to Trustee or Beneficiary, as the case may be, together with interest at the Default Rate as set forth above.

                 (c) Grantor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Deed of Trust or on any interest payable thereon for any taxes assessed against the Trust Property or any part thereof, and shall not claim any deduction from the taxable value of the Trust Property by reason of this Deed of Trust.

                 (d) Subject to the provisions of Section 6.3 of the Credit Agreement, Grantor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, provided Grantor shall maintain adequate reserves with respect thereto on its books in conformity with GAAP.

                 (e) Upon written notice to Grantor, Beneficiary after and during the continuation of an Event of Default (as defined below) shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual Impositions. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon. Any funds so collected by Beneficiary shall be used to pay Impositions as they become due.

                 v. Insurance. (a) Grantor shall maintain or cause to be maintained on all of the Premises:

                 (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss. The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss;

                 (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Beneficiary shall request from time to time;

                 (iii) when and to the extent required by Beneficiary, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                 (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Beneficiary, but not less than one year's gross rent or gross income;

                 (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Beneficiary with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                 (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Grantor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Beneficiary, but in no event less than the limits established by law;

                 (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Beneficiary, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

                 (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Beneficiary but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                 (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Beneficiary, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

                 (x) such other insurance in such amounts as Beneficiary may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30 days' prior written notice to Beneficiary, and (ii) with respect to all property insurance, provide for deductibles not to exceed $100,000 or such greater amount as Beneficiary shall approve in writing, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Beneficiary), with loss payable solely to Beneficiary (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Beneficiary without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Beneficiary and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than VI, or otherwise as approved by Beneficiary. Liability insurance policies shall name Beneficiary (and Trustee, if Trustee shall so request) as an additional insured and contain a waiver of subrogation against Beneficiary (and Trustee, if Trustee shall so request); all such policies shall indemnify and hold Beneficiary (and Trustee, if Trustee shall so request) harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Beneficiary. Each policy shall expressly provide that any proceeds which are payable to Beneficiary shall be paid by check payable to the order of Beneficiary only and requiring the endorsement of Beneficiary only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Grantor or by any lessee of any part of the Trust Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Beneficiary in Beneficiary's reasonable judgement, Grantor shall immediately obtain new or additional insurance satisfactory to Beneficiary. Grantor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Beneficiary in all respects.

                 (b) Grantor shall deliver to Beneficiary an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Beneficiary, together with a copy of the declaration page for each such policy. Grantor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment reasonably satisfactory to Beneficiary with standard non-contributory mortgage clauses in favor of and acceptable to Beneficiary. Upon request of Beneficiary, Grantor shall cause its insurance underwriter or broker to certify to Beneficiary in writing that all the requirements of this Deed of Trust governing insurance have been satisfied.

                 (c) If Grantor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Beneficiary, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Grantor shall pay to Beneficiary on demand such premium or premiums so paid by Beneficiary with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Deed of Trust and shall be collectible in the same manner as the Indebtedness secured by this Deed of Trust.

                 (d) Grantor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Deed of Trust and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

                 (e) Grantor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Grantor or to any of the Trust Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Trust Property. Grantor shall not use or permit the use of the Trust Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Deed of Trust.

                 (f) (i) If the Trust Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Grantor for any personal injury, bodily injury or property damage incurred on or about the Premises, Grantor shall give immediate notice thereof to Beneficiary.

                 (ii) If the Trust Property is damaged by fire or other casualty and the cost to repair such damage is greater than $1,000,000 but less than $10,000,000, then provided that no Event of Default shall have occurred and be continuing, Grantor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Grantor to be applied, at Grantor's election, either
         (1) in accordance with Section 2.11 of the Credit Agreement or (2) towards the repair and restoration of all such damage.

                 (iii) If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage is greater than $10,000,000 but less than $15,000,000, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance shall be advanced to Grantor for the repair and restoration of the Trust Property in accordance with the provisions of the Section of this Deed of Trust entitled "Restoration". Grantor shall be obligated to use such proceeds to restore or repair the Trust Property.

                 (iv) If the Trust Property is damaged by fire or other casualty, and the cost to repair such damage exceeds $15,000,000, or if an Event of Default shall have occurred and be continuing, then Grantor authorizes and empowers Beneficiary, at Beneficiary's option and in Beneficiary's sole discretion, as attorney-in-fact for Grantor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Beneficiary's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary. Beneficiary shall have the right to require Grantor to repair or restore the Trust Property and Grantor hereby designates Beneficiary as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Beneficiary may be applied by Beneficiary toward reimbursement of all costs and expenses of Beneficiary in collecting such proceeds, and the balance, may be applied, at Beneficiary's sole option and in its sole and absolute discretion, to fulfill any other Obligation of Grantor, towards the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d), to the restoration or repair of the property damaged (and if Grantor shall require Beneficiary to repair or restore the Trust Property, such balance shall be advanced to Grantor in accordance with the provisions of the Section of this Deed of Trust entitled "Restoration") or released to Grantor. In the event Beneficiary releases such proceeds to Grantor, Grantor shall be obligated to use such proceeds to restore or repair the Trust Property.

                 (g) In the event of foreclosure of this Deed of Trust or other transfer of title to the Trust Property in extinguishment of the Indebtedness, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to the purchaser or grantee and Grantor hereby appoints Beneficiary its attorney-in-fact, in Grantor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                 (h) Upon written notice to Grantor, Beneficiary after an Event of Default shall be entitled to require Grantor to pay monthly in advance to Beneficiary the equivalent of 1/12th of the estimated annual premiums due on such insurance. Beneficiary may commingle such funds with its own funds and Grantor shall not be entitled to interest thereon. Any funds so collected by Beneficiary shall be used to pay insurance premiums as they become due.

                 (i) Grantor may maintain insurance required under this Deed of Trust by means of one or more blanket insurance policies maintained by Grantor; provided, however, that (A) any such policy shall specify, or Grantor shall furnish to Beneficiary a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Trust Property and any sublimits in such blanket policy applicable to the Premises and the other Trust Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Trust Property in an amount equal to the coverages required to be maintained by Grantor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Trust Property.

                 vi.      Maintenance; No Alteration; Inspection; Utilities.
(a)  Subject to the provisions of Section 6.5 of the Credit Agreement and
Section 5(f) of this Deed of Trust, (i) Grantor shall maintain or cause to be maintained all the Improvements in good condition and repair, ordinary wear and tear excepted and shall not commit or suffer any waste of the Improvements,
(ii) Grantor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever and
(iii) the Improvements shall not be demolished in whole or in any material part without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld.

                 (b) At any reasonable time and as often as may be reasonably desired, Beneficiary and any persons authorized by Beneficiary shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements.

                 vii. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property, or any portion thereof, Grantor will notify Beneficiary of the pendency of such proceedings. Grantor authorizes Beneficiary, at Beneficiary's option and in Beneficiary's reasonable discretion, as attorney-in-fact for Grantor, to commence, appear in and prosecute, in Beneficiary's or Grantor's name, any action or proceeding relating to any condemnation of the Trust Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Beneficiary elects not to participate in such condemnation proceeding, then Grantor shall, at its expense, diligently prosecute any such proceeding and shall consult with Beneficiary, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Beneficiary to be applied in the same manner as insurance proceeds, as provided above, and Grantor agrees to execute any such assignments of all such awards as Beneficiary may request.

                 viii. Restoration. If Beneficiary shall release funds to Grantor for restoration of any of the Trust Property, then such restoration shall be performed only in accordance with the following conditions:

                 (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Beneficiary in its reasonable discretion;

                 (ii) prior to making any advance of restoration funds, Beneficiary shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Indebtedness and real estate taxes on the Premises, during restoration;

                 (iii) at the time of any disbursement of the restoration funds, (A) no Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds or which are being contested in good faith by appropriate proceedings and for which Grantor has posted a bond in the amount of the lien which is being contested and (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Beneficiary;

                 (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Beneficiary;

                 (v) with respect to each advance of restoration funds, Beneficiary may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

                 (vi) the restoration funds shall bear no interest and may be commingled with Beneficiary's other funds;

                 (vii) Beneficiary may impose such other conditions as are customarily imposed by construction lenders; and

                 (viii) any restoration funds remaining shall be released to Grantor so long as no Event of Default shall have occurred and be continuing.

                 ix. Leases. Except as may be expressly permitted under the Credit Agreement, Grantor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Trust Property other than in favor of Beneficiary, or (ii) without the prior written consent of Beneficiary, execute or permit to exist any Lease of any of the Trust Property.

                 (ii) Grantor shall deliver to Beneficiary, within 10 days after a request by Beneficiary, a written statement, certified by Grantor as being true, correct and complete, containing the names of all lessees and other occupants of the Trust Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Beneficiary may request.

                 (iii) All Leases entered into by Grantor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Deed of Trust unless Beneficiary shall otherwise elect in writing.

                 (iv) In the event of the enforcement by Beneficiary of any remedy under this Deed of Trust, the lessee under each Lease shall, if requested by Beneficiary or any other person succeeding to the interest of Beneficiary as a result of such enforcement, attorn to Beneficiary or to such person and shall recognize Beneficiary or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Beneficiary or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Beneficiary or such successor in interest; (iii) liable for any previous act or omission of Grantor (or its predecessors in interest); (iv) responsible for any monies owing by Grantor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Grantor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Beneficiary or such successor in interest. Each lessee or other occupant, upon request by Beneficiary or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Grantor agrees that each Lease entered into after the date of this Deed of Trust shall include language to the effect of subsections (c) and (d) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                 x. Further Assurances/Estoppel Certificates. To further assure Beneficiary's and Trustee's rights under this Deed of Trust, Grantor agrees upon demand of Beneficiary or Trustee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Trust Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Beneficiary or Trustee to confirm the rights or benefits conferred on Beneficiary or Trustee by this Deed of Trust. Grantor, within 5 business days after request, shall deliver, in form and substance satisfactory to Beneficiary, a written statement, duly acknowledged, setting forth the amount of the Indebtedness, and whether any offsets, claims, counterclaims or defenses exist against the Indebtedness and certifying as to such other matters as Beneficiary shall reasonably request.

                 xi. Beneficiary's Right to Perform. If Grantor fails to perform any of the covenants or agreements of Grantor, Beneficiary or Trustee, without waiving or releasing Grantor from any obligation or default under this Deed of Trust, may, at any time (but shall be under no obligation to) pay or perform the same after five (5) days' notice to Grantor, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Grantor to Beneficiary or Trustee (as the case may be) and the same shall be secured by this Deed of Trust and shall be an encumbrance on the Trust Property prior to any right, title to, interest in or claim upon the Trust Property attaching subsequent to the date of this Deed of Trust. No payment or advance of money by Beneficiary or Trustee under this Section shall be deemed or construed to cure Grantor's default or waive any right or remedy of Beneficiary or Trustee.

                 xii. Grantor's Existence, etc. Grantor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in the State of Texas. Grantor represents and warrants that Grantor is a duly organized and validly existing corporation in good standing, and this Deed of Trust has been executed by a duly authorized officer thereof. This Deed of Trust constitutes the legal, valid and binding obligation of Grantor, enforceable against Grantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                 xiii. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                 (i)      an Event of Default under the Credit Agreement; or

                 (ii) a failure to make payment of any other sums required to be paid hereunder or under the Loan Documents (including, without limitation, any Imposition) within the period required by specific provision of this Deed of Trust or the relevant Loan Document or, if no such period is so provided, by no later than three days after written notice from Beneficiary; or

                 (iii) a failure (i) to keep in force the insurance required by this Deed of Trust; or (ii) to comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which affects Grantor's ability (A) to keep in force the insurance required by this Deed of Trust or (B) to collect any proceeds therefrom unless, provided that Grantor shall have given Beneficiary prompt notice of such failure, Beneficiary shall reasonably determine the aggregate amount of proceeds which would have been collectable but for any such failure to be less than $10,000,000.00; or (iii) to comply with any other material provisions of this Deed of Trust regarding insurance; or

                 (iv) except for the lien of this Deed of Trust and the Permitted Exceptions, if Grantor shall further mortgage, or otherwise encumber the Trust Property or create or suffer to exist any lien, charge or encumbrance on the Trust Property, or any part thereof, whether superior or subordinate to the lien of this Deed of Trust and whether recourse or non-recourse, except as may be expressly permitted under the Credit Agreement; or

                 (v) except as may be expressly permitted under the Credit Agreement, if Grantor shall sell, transfer, convey or assign all or any portion of, or any interest in, the Trust Property.

                 xiv. Remedies. Upon the occurrence of any Event of Default, in addition to any other rights and remedies Beneficiary may have pursuant to the Loan Documents, or as provided by law, and without limitation:

                 (a) (1) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of the Section of the Credit Agreement entitled "Events of Default", automatically the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Notes, this Deed of Trust and the other Security Documents immediately shall become due and payable, and (2) if such event is any other Event of Default, by notice to Grantor, Beneficiary may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable under the Notes, this Deed of Trust and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section, notice of intention to accelerate, notice of acceleration, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Beneficiary may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Trust Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

                 (i) Beneficiary may direct Trustee to sell or offer for sale the Trust Property in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of the same, to the highest bidder for cash at public auction. Such sale shall be made at the courthouse of the County wherein the Real Estate (or any of that portion thereof to be sold) is situated (whether the parts or parcels thereof, if any, in different counties are contiguous or not, and without the necessity of having any personal property hereby mortgaged present at such sale) on the first Tuesday of any month between the hours of 10:00 a.m. and 4:00 p.m. after posting a written or printed notice or notices of the place, time and terms of the sale of the Trust Property for twenty-one
         (21) days prior to the date of the sale at the courthouse door of the county in which the sale is to be made and at the courthouse door of any other county in which a portion of the Trust Property may be situated and filing a copy of such notice(s) in the office of the county clerk in each of such counties, and by serving written notice of the proposed sale at least twenty-one (21) days preceding the date of sale by certified mail on Grantor and on each debtor obligated to pay the Indebtedness according to the records of the Beneficiary. It is agreed that the posting and transmittal of notices may be performed by the Trustee, Beneficiary, or by any person acting for them. Applicable notices and the sale shall be accomplished by following the procedures permitted or required by Tex. Prop. Code Ann. 51.002 (Vernon 1984), as same may be amended from time to time, relating to the sale of real estate and/or by Chapter 9 of the Texas Uniform Commercial Code relating to the sale of personal property collateral after default by a debtor (as said Section and Chapter may now exist or may hereafter be amended or succeeded), or by any other present or subsequent articles or enactments relating to the same. Nothing contained in this subsection (i) shall be construed to limit in any way Trustee's rights to sell the Trust Property by private sale if, and to the extent, that such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of judgment by any court of competent jurisdiction ordering the same. At any such sale (i) whether made under power herein contained, the aforesaid 51.002, the Texas Uniform Commercial Code, any other legal requirement or by virtue of any judicial procedure or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Property (Grantor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Property not actually or constructively possessed by Trustee immediately upon demand by Trustee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, subject to Permitted Encumbrances, binding upon Grantor, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall be prima facie proof of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) there shall be a prima facie presumption that any and all prerequisites to the validity thereof shall have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for his or their purchase money and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof,
         (vi) to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar, both at law and in equity, against Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Grantor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may be a purchaser at any such sale;

                 (ii) Beneficiary may, to the extent permitted by applicable law, (A) institute and maintain an action of judicial foreclosure against all or any part of the Trust Property, (B) institute and maintain an action on the Notes, or (C) take such other action at law or in equity for the enforcement of this Deed of Trust or any of the Loan Documents as the law may allow. Beneficiary may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Beneficiary from the date of judgment until actual payment is made of the full amount of the judgment.

                 (iii) Beneficiary may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Trust Property and each and every part thereof and exclude Grantor and its agents and employees therefrom without liability for trespass, damage or otherwise (Grantor hereby agreeing to surrender possession of the Trust Property to Beneficiary upon demand at any such time) and use, operate, manage, maintain and control the Trust Property and every part thereof. Following such entry and taking of possession, Beneficiary shall be entitled, without limitation, (x) to lease all or any part or parts of the Trust Property for such periods of time and upon such conditions as Beneficiary may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Trust Property as Beneficiary shall deem appropriate as fully as Grantor might do.

                 (b) Beneficiary, in any action to foreclose this Deed of Trust in a judicial procedure or in connection with the exercise of any non-judicial power of sale by Trustee, shall be entitled to the appointment of a receiver. In case of a trustee's sale or foreclosure sale, the Real Estate may be sold, at Beneficiary's election, in one parcel or in more than one parcel and Beneficiary is specifically empowered (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Trust Property to be held.

                 (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Deed of Trust, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Beneficiary or Trustee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Beneficiary and Trustee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Deed of Trust.

                 (d) Following any sale of the Trust Property, or any part hereof, under the provisions of this instrument, all persons and parties in possession of the property sold shall be divested of any and all interest in and claim to the Trust Property, and shall be obligated to immediately vacate the premises, and prior to such vacation shall be tenants at sufferance of the purchaser of the property sold and shall be subject to eviction in an action of forcible detainer; provided, the provisions of this subparagraph shall be subject to any agreements made in writing by Beneficiary with reference to any existing and/or future leases; provided, further, the purchaser at any foreclosure sale shall have the option but not the obligation to affirm any then existing leases or tenancies or otherwise succeed to the rights of Grantor thereunder.

                 xv. Right of Beneficiary to Credit Sale. Upon the occurrence of any sale made under this Deed of Trust, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash therefor, Beneficiary may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Deed of Trust the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust. In such event, this Deed of Trust, the Notes and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                 xvi. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Beneficiary as a matter of right and without notice to Grantor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Trust Property or any other collateral as security for the Indebtedness and Obligations or the interest of Grantor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Trust Property, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided in this Deed of Trust, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Trust Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Property unless such receivership is sooner terminated.

                 xvii. Extension, Release, etc. (a) Without affecting the encumbrance or charge of this Deed of Trust upon any portion of the Trust Property not then or theretofore released as security for the full amount of the Indebtedness, Beneficiary may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Beneficiary's option any parcel, portion or all of the Trust Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Deed of Trust shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the encumbrance of this Deed of Trust until the encumbrance amount shall equal the principal amount of the Indebtedness outstanding.

                 (b) No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Grantor shall affect the encumbrance of this Deed of Trust or any liens, rights, powers or remedies of Beneficiary or Trustee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                 (c) If Beneficiary shall have the right to foreclose this Deed of Trust or to direct the Trustee to exercise its power of sale, Grantor authorizes Beneficiary at its option to foreclose the lien of this Deed of Trust (or direct the Trustee to sell the Trust Property, as the case may be) subject to the rights of any tenants of the Trust Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights, or to provide notice to such tenants as required in any statutory procedure governing a sale of the Trust Property by Trustee, or to terminate such tenant's rights in such sale will not be asserted by Grantor as a defense to any proceeding instituted by Beneficiary to collect the Indebtedness or to foreclose this Deed of Trust.

                 (d) Unless expressly provided otherwise, in the event that Beneficiary's interest in this Deed of Trust and title to the Trust Property or any estate therein shall become vested in the same person or entity, this Deed of Trust shall not merge in such title but shall continue as a valid charge on the Trust Property for the amount secured hereby.

                 xvii.    Security Agreement under Uniform Commercial Code.
(a) It is the intention of the parties hereto that this Deed of Trust shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the State of Texas. If an Event of Default shall occur under this Deed of Trust, then in addition to having any other right or remedy available at law or in equity, Beneficiary shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Trust Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Trust Property in accordance with Beneficiary's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Beneficiary shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Beneficiary shall include, but not be limited to, attorneys' fees and legal expenses. At Beneficiary's request, Grantor shall assemble the personal property and make it available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties.

                 (b) Grantor and Beneficiary agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Grantor is the record owner of the Real Estate; and (iv) the addresses of Grantor and Beneficiary are as set forth on the first page of this Deed of Trust.

                 (c) Grantor, upon request by Beneficiary from time to time, shall execute, acknowledge and deliver to Beneficiary one or more separate security agreements, in form satisfactory to Beneficiary, covering all or any part of the Trust Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Beneficiary may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Deed of Trust and such security instrument. Grantor further agrees to pay to Beneficiary on demand all costs and expenses incurred by Beneficiary in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Beneficiary shall reasonably require. Grantor shall from time to time, on request of Beneficiary, deliver to Beneficiary an inventory in reasonable detail of any of the Trust Property which constitutes personal property. If Grantor shall fail to furnish any financing or continuation statement within 10 days after request by Beneficiary, then pursuant to the provisions of the Code, Grantor hereby authorizes Beneficiary, without the signature of Grantor, and hereby irrevocably appoints and constitutes Beneficiary as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Beneficiary to proceed against any personal property encumbered by this Deed of Trust as real property, as set forth above.

                 xix. Assignment of Rents. (a) Grantor hereby assigns to Beneficiary, the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Grantor grants to Beneficiary the right to enter the Trust Property for the purpose of collecting the same and to let the Trust Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Beneficiary and Trustee hereby waive the right to enter the Trust Property for the purpose of collecting the Rents and Grantor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Deed of Trust; such right of Grantor to collect, receive, use and retain the Rents may be revoked by Beneficiary upon the occurrence of any Event of Default under this Deed of Trust by giving not less than five days' written notice of such revocation to Grantor; in the event such notice is given, Grantor shall pay over to Beneficiary, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Beneficiary, or to any such receiver, the fair and reasonable rental value as determined by Beneficiary for the use and occupancy of the Trust Property or of such part thereof as may be in the possession of Grantor or any affiliate of Grantor, and upon default in any such payment Grantor and any such affiliate will vacate and surrender the possession of the Trust Property to Beneficiary or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Grantor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                 (b) Beneficiary's acceptance of this assignment shall not, prior to entry upon and taking possession of the Trust Property by Beneficiary, be deemed to constitute Beneficiary a "mortgagee in possession", nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Trust Property, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any tenant and not delivered to Beneficiary, or render Beneficiary liable for any injury or damage to person or property in or about the Trust Property. Neither the collection of Rents due under the Leases herein described, nor possession of the Trust Property by Beneficiary under any of the circumstances set forth herein shall render Beneficiary liable with respect to any obligations of Grantor to any tenant or subtenant under said Leases, such liability to arise only with respect to a party purchasing the Trust Property at a foreclosure sale or receiving a deed covering the Trust Property in lieu of foreclosure and then to arise only with respect to obligations accruing subsequent to such foreclosure sale or deed in lieu thereof.

                 (c) By Beneficiary's acceptance of this Deed of Trust, it is understood and agreed that a full and complete release of this Deed of Trust shall operate as a full and complete reassignment to Grantor of the Beneficiary's rights and interests under this Section.

                 (d) All provisions hereof shall inure to the benefit of and all actions authorized hereunder shall be exercisable by the Trustee or the Substitute Trustee at Beneficiary's request.

                 xx. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Grantor. Within 10 days after request by Beneficiary, Grantor shall furnish Beneficiary satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Beneficiary, which statement shall be certified by Grantor.

                 xxi. Additional Rights. The holder of any subordinate lien or subordinate deed of trust on the Trust Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Deed of Trust nor shall any holder of any subordinate lien or subordinate deed of trust join any tenant under any Lease in any trustee's sale or action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Deed of Trust all subordinate lienholders and the trustees and beneficiaries under subordinate deeds of trust are subject to and notified of this provision, and any action taken by any such lienholder or trustee or beneficiary contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Beneficiary may, in its sole discretion and without regard to the adequacy of its security under this Deed of Trust, apply all or any part of any amounts on deposit with Beneficiary under this Deed of Trust against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Beneficiary on account of such Default or Event of Default.

                 xxii. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien or deed of trust thereon, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or deeds of trust or debts secured thereby, the holder of this Deed of Trust shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Grantor unless within such 30-day period Grantor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

                 xxiii.   Notices.  All notices, requests, demands and other
communications hereunder shall be given in the manner set forth in the Credit Agreement, addressed to Grantor at the address given on the first page of this Deed of Trust, to Beneficiary at the address given on the first page of this Deed of Trust and to Trustee at the address given on the first page of this Deed of Trust. Any party may change its address by notice to the other party. If any party other than Grantor shall be entitled to receive copies of notices, demands or approvals, failure of Beneficiary or Trustee to send such copies shall not impair the effectiveness of any notice sent to Grantor.

                 xxiv. No Oral Modification. This Deed of Trust may not be changed or terminated orally. Any agreement made by Grantor and Beneficiary after the date of this Deed of Trust relating to this Deed of Trust shall be superior to the rights of the holder of any intervening or subordinate deed of trust, lien or encumbrance. Trustee's execution of any written agreement between Grantor and Beneficiary shall not be required for the effectiveness thereof as between Grantor and Beneficiary.

                 xxv. Partial Invalidity. In the event any one or more of the provisions contained in this Deed of Trust shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Deed of Trust or in any provisions of the Indebtedness or Loan Documents, the obligations of Grantor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Beneficiary shall not charge, take or receive, nor shall Grantor or any other obligor be obligated to pay to Beneficiary, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Beneficiary.

                 xxvi. Grantor's Waiver of Rights. To the fullest extent permitted by law, Grantor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Trust Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Trust Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Deed of Trust before exercising any other remedy granted hereunder and

Grantor, for Grantor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of exercise by Trustee or Beneficiary of the power of sale or other rights hereby created.

                 xxvii.   Remedies Not Exclusive.  Beneficiary and Trustee
shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by deed of trust, mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, shall prejudice or in any manner affect Beneficiary's or Trustee's right to realize upon or enforce any other security now or hereafter held by Beneficiary or Trustee, it being agreed that Beneficiary and Trustee shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary or Trustee in such order and manner as Beneficiary may determine in its absolute discretion. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Beneficiary or Trustee or to which either may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary or Trustee, as the case may be. In no event shall Beneficiary or Trustee, in the exercise of the remedies provided in this Deed of Trust (including, without limitation, in connection with the assignment of Rents, or the appointment of a receiver and the entry of such receiver on to all or any part of the Trust Property), be deemed a "mortgagee in possession," and neither Beneficiary nor Trustee shall in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                 xxviii. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Deed of Trust, Beneficiary shall now or hereafter hold or be the beneficiary of one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State of Texas (whether or not such property is owned by Grantor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Beneficiary may, at its election, commence or consolidate in a single trustee's sale or foreclosure action all trustee's sale or foreclosure proceedings against all such collateral securing the Indebtedness (including the Trust Property), which action may be brought or consolidated in the courts of, or sale conducted in, any county in which any of such collateral is located. Grantor acknowledges that the right to maintain a consolidated trustee's sale or foreclosure action is a specific inducement to Beneficiary to extend the Indebtedness, and Grantor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Grantor further agrees that if Trustee or Beneficiary shall be prosecuting one or more foreclosure or other proceedings against a portion of the Trust Property or against any collateral other than the Trust Property, which collateral directly or indirectly secures the Indebtedness, or if Beneficiary shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral (or, in the case of a trustee's sale, shall have met the statutory requirements therefor with respect to such collateral), then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Beneficiary may commence or continue any trustee's sale or foreclosure proceedings and exercise its other remedies granted in this Deed of Trust against all or any part of the Trust Property and Grantor waives any objections to the commencement or continuation of a foreclosure of this Deed of Trust or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Deed of Trust or such other proceedings on such basis. The commencement or continuation of proceedings to sell the Trust Property in a trustee's sale, to foreclose this Deed of Trust or the exercise of any other rights hereunder or the recovery of any judgment by Beneficiary or the occurrence of any sale by the Trustee in any such proceedings shall not prejudice, limit or preclude Beneficiary's right to commence or continue one or more trustee's sales, foreclosure or other proceedings or obtain a judgment against (or, in the case of a trustee's sale, to meet the statutory requirements for, any such sale of) any other collateral (either in or outside the State in which the Real Estate is located) which directly or indirectly secures the Indebtedness, and Grantor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other sales or proceedings or exercise of any remedies in such sales or proceedings based upon any action or judgment connected to this Deed of Trust, and Grantor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other sales or proceedings or any sale or action under this Deed of Trust on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Beneficiary may, at its election, cause the sale of all collateral which is the subject of a single trustee's sale or foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                 xxix.    Expenses; Indemnification.    If (i) any sale (or any
prerequisite to a sale), action or proceeding shall be commenced by Beneficiary or Trustee (including but not limited to any sale of the Trust Property, or any action to foreclose this Deed of Trust or to collect the Indebtedness), or any action or proceeding is commenced to which Beneficiary or Trustee is made a party, or in which it becomes necessary to defend or uphold the rights granted by this Deed of Trust (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of any obligor with respect to any Guarantee Obligation), or in which Beneficiary or Trustee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Deed of Trust or Beneficiary's lending to Grantor or acceptance of a guaranty from any guarantor of the Indebtedness or of any of the Obligations or any of the transactions contemplated by this Deed of Trust, then Grantor will immediately reimburse or pay to Beneficiary and Trustee all of the expenses which have been or may be incurred by Beneficiary and Trustee, respectively, with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be included in the Indebtedness and have the full benefit of this Deed of Trust, prior to any right, or title to, interest in or claim upon the

Trust Property attaching or accruing to this Deed of Trust, and shall be deemed to be secured by this Deed of Trust. In any action or proceeding to sell the Trust Property, to foreclose this Deed of Trust, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

                 (ii) Grantor shall indemnify and hold harmless each of Beneficiary and Trustee and each of their respective affiliates, and the respective directors, officers, agents and employees of each of Beneficiary and Trustee and each of their respective affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Deed of Trust, the Trust Property or the occupancy, ownership, maintenance or management of the Trust Property by Grantor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Grantor. This indemnification shall be in addition to any other liability which Grantor may otherwise have to Beneficiary or Trustee.

                 xxx. Successors and Assigns. All covenants of Grantor contained in this Deed of Trust are imposed solely and exclusively for the benefit of Beneficiary and Trustee and their respective successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Beneficiary or Trustee at any time if in the sole discretion of either of them such waiver is deemed advisable. All such covenants of Grantor shall run with the land and bind Grantor, the successors and assigns of Grantor (and each of them) and all subsequent owners, encumbrancers and tenants of the Trust Property, and shall inure to the benefit of Beneficiary, Trustee and their respective successors and assigns. Without limiting the generality of the foregoing, any successor to Trustee appointed by Beneficiary shall succeed to all rights of Trustee as if such successor had been originally named as Trustee hereunder. The word "Grantor" shall be construed as if it read "Grantors" whenever the sense of this Deed of Trust so requires and if there shall be more than one Grantor, the obligations of the Grantors shall be joint and several.

                 xxxi. No Waivers, etc. Any failure by Beneficiary to insist upon the strict performance by Grantor of any of the terms and provisions of this Deed of Trust shall not be deemed to be a waiver of any of the terms and provisions hereof, and Beneficiary or Trustee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Grantor of any and all of the terms and provisions of this Deed of Trust to be performed by Grantor. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the beneficiary of any subordinate deed of trust or the holder of any subordinate lien on the Trust Property, any part of the security held for the obligations secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting this Deed of Trust or the priority of this Deed of Trust over any subordinate lien or deed of trust.

                 xxxii.   GOVERNING LAW, ETC.  THE PROVISIONS OF THIS DEED OF
TRUST WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY, ENFORCEABILITY OF THE LIENS AND SECURITY INTERESTS OF THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT

THAT GRANTOR EXPRESSLY ACKNOWLEDGES THAT BY THEIR RESPECTIVE TERMS EACH OF THE NOTES AND THE CREDIT AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, GRANTOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS DEED OF TRUST THE RIGHTS OF THE PARTIES TO THIS DEED OF TRUST SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

                 xxxiii. Waiver of Trial by Jury. Grantor, Trustee and Beneficiary each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Deed of Trust and for any counterclaim brought therein. Grantor hereby waives all rights to interpose any counterclaim in any suit brought by Beneficiary or Trustee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

                 xxxiv.   Certain Definitions.  Unless the context clearly
indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust shall be used interchangeably in singular or plural form and the word "Grantor" shall mean "each Grantor or any subsequent owner or owners of the Trust Property or any part thereof or interest therein," the word "Beneficiary" shall mean "Beneficiary or any subsequent holder of the Notes," the word "Trustee" shall mean "Trustee and any successor trustee hereunder," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Deed of Trust," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Trust Property" shall include any portion of the Trust Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Deed of Trust are for convenience or reference only and in no way limit or amplify the provisions hereof. All terms used herein which are defined in the Texas Uniform Commercial Code shall be used in accordance with the definition therefor in said Code.

                 xxxv. Enforceability; Usury. In no event shall any provision of this Deed of Trust, the Notes, or any other instrument evidencing or securing the Indebtedness ever obligate Grantor to pay or allow Beneficiary to collect interest on the Notes or any other indebtedness secured hereby at a rate greater than the maximum non-usurious rate permitted by applicable law (herein referred to as the "HIGHEST LAWFUL RATE"), or obligate Grantor to pay any taxes, assessments, charges, insurance premiums or other amounts to the extent that such payments, when added to the interest payable on the Notes or any other notes secured hereby, would be held to constitute the payment by Grantor of interest at a rate greater than the Highest Lawful Rate; and this provision shall control over any provision to the contrary. To the extent the Highest Lawful Rate is determined by reference to the laws of the State of Texas, same shall be determined by reference to the indicated (weekly) rate ceiling (as defined and described in Texas Revised Civil Statutes Article 5069-1.04, as amended) at the applicable time in effect.

                 Without limiting the generality of the foregoing, in the event the maturity of all or any part of the principal amount of the Indebtedness shall be accelerated for any reason, then such principal amount so accelerated shall be credited with any interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. If, pursuant to the terms of this instrument or the Notes, any funds are applied to the payment of any part of the principal amount of the Indebtedness prior to the maturity thereof, then (a) any interest which would otherwise thereafter accrue on the principal amount so paid by such application shall be canceled, and (b) the Indebtedness remaining unpaid after such application shall be credited with the amount of all interest, if any, theretofore collected on the principal amount so paid by such application and remaining unearned at the date of said application; and if the funds so applied shall be sufficient to pay in full all the Indebtedness, then Beneficiary shall refund to Grantor all interest theretofore paid thereon in advance and remaining unearned at the time of such acceleration. Regardless of any other provision in this instrument, or in any of the written evidences of the Indebtedness, Grantor shall never be required to pay any unearned interest on the Indebtedness or any portion thereof, and shall never be required to pay interest thereon at a rate in excess of the Highest Lawful Rate construed by courts having competent jurisdiction thereof.

                 xxxvi.   Homestead.  Grantor represents and covenants that the
Trust Property forms no part any property owned, used or claimed by Grantor as a business or residential homestead, or as exempt from forced sale under the laws of the State of Texas, and disclaims and renounces all and every such claim thereto.

                 xxxvii. Substitute Trustee. In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Beneficiary or the holder(s) of a majority of the Indebtedness for any other reason (which reason need not be stated), a Substitute Trustee may be named, constituted and appointed by Beneficiary or the holder(s) of a majority of the Indebtedness, without other formality than an appointment and designation in writing, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on the Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale of the Trust Property of any part thereof shall be equally valid and effective. The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, the Trustee, original or Substitute, resigns or cannot, will not or does not act, or Beneficiary or the holder(s) of a majority of the Indebtedness desires to appoint a new Trustee. No bond shall ever be required of the Trustee, original or Substitute. The recitals in any conveyance made by the Trustee, original or Substitute, shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Beneficiary or the Holder(s) of a majority of the Indebtedness to the Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee, original or Substitute, or as to the inability, refusal or failure of the Trustee, original or Substitute, to act, or as to the election of Beneficiary or the holder(s) of a majority of the Indebtedness to appoint a new Trustee, or as to appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Grantor and the heirs, personal representatives, successors and assigns of Grantor. Trustee, original or substitute, is hereby authorized and empowered to appoint any one or more persons as attorney-in-fact to act as Trustee under him and in his name, place and stead in order to take any actions that Trustee is authorized and empowered to do hereunder, such appointment to be evidenced by an instrument signed and acknowledged by said Trustee, original or substitute; and all acts done by said attorney-in-fact shall be valid, lawful and binding as if done by said Trustee, original or substitute, in person.

                 xxxviii. INDEMNIFICATION OF TRUSTEE. EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, TRUSTEE SHALL NOT BE LIABLE FOR ANY ACT OR OMISSION OR ERROR OF JUDGMENT. TRUSTEE MAY RELY ON ANY DOCUMENT BELIEVED BY HIM IN GOOD FAITH TO BE GENUINE. ALL MONEY RECEIVED BY TRUSTEE SHALL, UNTIL USED OR APPLIED AS HEREIN PROVIDED, BE HELD IN TRUST, AND TRUSTEE SHALL NOT BE LIABLE FOR INTEREST THEREON. GRANTOR SHALL INDEMNIFY TRUSTEE AGAINST ALL LIABILITY AND EXPENSES THAT HE MAY INCUR IN THE PERFORMANCE OF HIS DUTIES HEREUNDER EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                 xxxix.   Business or Commercial Purpose.  Grantor warrants
that the extension of credit evidenced by the Notes secured hereby is solely for business or commercial purposes, other than agricultural purposes. Grantor further warrants that the credit transaction evidenced by the Notes is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and Title 12 (Truth in Lending
Act) and Section 1603 of Title 15 (General Provisions) of the Consumer Credit Protection Act and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

                 xl.      Final Agreement.  In consideration of the premises
and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby confirms and agrees that this Deed of Trust (including the Schedules hereto), the Notes, any guarantees of the Notes executed by any guarantors and all other Loan Documents and loan papers together constitute a written "loan agreement" as defined in Section 26.02(a) of the Texas Business and Commerce Code.

                 xli.     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                 This Deed of Trust has been duly executed by Grantor on the date first above written.

                                        INTERNATIONAL HOME FOODS, INC.


                                        By:
                                            -----------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )



                 On this ____ day of October, 1996, personally came ______________________________, to be duly sworn by me, and did depose and say the [he] [she] executed the foregoing instrument in the firm name of INTERNATIONAL HOME FOODS, INC., the corporation therein mentioned for the purposes therein mentioned.


                                           ---------------------------
                                                   Notary Public

                                                 [Notarial Stamp]

                                   Schedule A

                          Description of the Premises

                   [Attach Legal Description of all parcels]

                                                                     EXHIBIT D-2

                                                                    Pennsylvania

                   THIS MORTGAGE CONSTITUTES A FIXTURE FILING
                 UNDER THE PENNSYLVANIA UNIFORM COMMERCIAL CODE


            THIS MORTGAGE SECURES FUTURE ADVANCES AND RE-ADVANCES UP
                TO A MAXIMUM PRINCIPAL AMOUNT OF $770,000,000.00
                 AT ANY TIME OUTSTANDING PLUS ACCRUED INTEREST
        AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 PA.C.S.A. SECTION 8134


                     OPEN-END MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS


                                      from


                      AMERICAN HOME FOODS, INC., Mortgagor


                                       to


                           THE CHASE MANHATTAN BANK,
                       as Administrative Agent, Mortgagee



                          DATED AS OF OCTOBER __, 1996


                       After recording, please return to:
                           Simpson Thacher & Bartlett
                          a partnership which includes
                           professional corporations
                              45 Lexington Avenue
                           New York, New York  10017

                            ATTN: Amy Jedlicka, Esq.

                                                                     EXHIBIT D-2

                                                                  [Pennsylvania]
                               FORM OF GUARANTOR
                     OPEN-END MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

                    (THIS MORTGAGE SECURES FUTURE ADVANCES)

                 THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS dated as of October __, 1996 is made by AMERICAN HOME FOODS, INC., a __________ ("MORTGAGOR"), whose address is _______________, to THE
CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as Administrative Agent for the Lenders (as such terms are defined in the Credit Agreement defined below; in such capacity, "MORTGAGEE", which term shall be deemed to include the successors and assigns of the Administrative Agent), whose address is c/o Chase Agency Services, 140 East 45th Street, New York, New York 10017 Attention: Sandra Miklave. References to this "MORTGAGE" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

         a. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE").

         b. International Home Foods, Inc., a Delaware corporation ("BORROWER") has entered into a certain Credit Agreement dated as of even date herewith (as the same may be amended, supplemented, restated, extended, replaced or otherwise modified from time to time, the "CREDIT AGREEMENT") with Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, Chase as Administrative Agent and the several banks and other financial institutions or entities from time to time parties thereto (the "LENDERS"). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control. References in this Mortgage to the "Default Rate" shall mean interest at a rate per annum equal to the ABR plus 2%.

         c. Pursuant to the terms of the Credit Agreement, (1) the Lenders have agreed (a) to make certain Revolving Credit Loans to Borrower in an aggregate principal amount at any one time outstanding not to exceed $100,000,000.00 and (b) to make certain Term Loans defined in the Credit Agreement as the Tranche A Term Loans, the Tranche B Term Loans and the Tranche C Term Loans to Borrower in an aggregate principal amount not to exceed $670,000,000.00, (2) the Swing Line Lender has agreed to make certain Swing Line Loans in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.00, and (3) Chase, in its capacity as an Issuing Lender, has agreed to issue, and the other Lenders which are L/C Participants have agreed to acquire participating interests in, Letters of Credit for the account of Borrower; the sum of (i) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (ii) the aggregate amount of drawings under the Letters of Credit which have not been reimbursed pursuant to subsection 3.5 of the Credit Agreement shall not exceed $25,000,000.00. The maximum aggregate principal amount of the Loans and the L/C Obligations outstanding at any one time shall not exceed $770,000,000.00.

         d. It is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make their respective extensions of credit to the Borrower thereunder that (a) Mortgagor guaranty the obligations of [Holdings and] Borrower under the Credit Agreement and the other Loan Documents in respect of the Loans and the Reimbursement Obligations by executing and delivering that certain Guarantee and Collateral Agreement dated as of even date herewith in favor of Mortgagee (as the same may be amended, supplemented or otherwise modified from time to time, the "GUARANTEE AND COLLATERAL AGREEMENT") and (b) Mortgagor secure its obligations under the Guarantee and Collateral Agreement by executing and delivering this Mortgage. Mortgagor, a subsidiary of Borrower, will receive substantial direct and indirect benefit from the extensions of credit made to Borrower pursuant to the Credit Agreement.


                                Granting Clauses


                 For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the following (collectively, the "OBLIGATIONS"):

                 (i) the due and punctual payment and performance by Mortgagor of any and all of its obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Guarantee and Collateral Agreement;

                 (ii) the payment of all other obligations and liabilities of Mortgagor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the Guarantee and Collateral Agreement, this Mortgage, any other document securing payment of the Obligations (the "SECURITY DOCUMENTS") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Letters of Credit, the Interest

         Rate Protection Agreements, the Guarantee and Collateral Agreement, this Mortgage and the other Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment and performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "LOAN DOCUMENTS"), in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees, charges and disbursements of counsel to Mortgagee or to the Lenders that are required to be paid by Mortgagor pursuant to the terms of the Credit Agreement, this Mortgage or any other Loan Document); and

                 (iii) the performance of all covenants, agreements, obligations and liabilities of Mortgagor under or pursuant to the provisions of the Loan Documents;

MORTGAGOR HAS GRANTED, CONVEYED, BARGAINED, SOLD, ALIENED, ENFEOFFED, RELEASED, CONFIRMED, MORTGAGED AND WARRANTED TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY GRANTS, CONVEYS, BARGAINS, SELLS, ALIENS, ENFEOFFS, RELEASES, CONFIRMS, MORTGAGES AND WARRANTS UNTO MORTGAGEE:

                 (A)      the Real Estate;

                 (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                 (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, oil and gas rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                 (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "EQUIPMENT");

                 (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                 (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "RENTS");

                 (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                 (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or

         Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                 (I)      all right, title and interest of Mortgagor in and to
         (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

                 (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

                 (K) all accounts and revenues arising from the operation of the Improvements including, without limitation, (i) any right to payment now existing or hereafter arising for rental of hotel rooms or other space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property and (ii) all rights to payment from any consumer credit-charge card organization or entity including, without limitation, payments arising from the use of the American Express Card, the Visa Card, the Carte Blanche Card, the Mastercard or any other credit card, including those now existing or hereafter created, substitutions therefor, proceeds thereof (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom; and

                 (L) all proceeds, both cash and noncash, of the foregoing;

                 (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "PREMISES", and those described in the foregoing clauses (A) through (L) are collectively referred to as the "MORTGAGED PROPERTY").

                 TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and performed. PROVIDED ALWAYS, that if Mortgagor shall promptly and fully pay and perform all of the Obligations and shall perform all of the other provisions contained herein and in the Loan Documents, then the estate hereby granted shall cease, terminate and become void but shall otherwise remain in full force and effect.

                 Notwithstanding anything to the contrary set forth herein, the maximum aggregate principal amount secured hereby shall not exceed at any one time $770,000,000.00. This Mortgage covers present and future advances and re-advances, in the aggregate amount of the obligations secured hereby, made by the Lenders for the benefit of, inter alia, Mortgagor and Borrower and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.


                              Terms and Conditions


                 Intending to be legally bound hereby, Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

                 i. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage (the "PERMITTED EXCEPTIONS") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

                 ii. Payment of Obligations. Mortgagor shall pay and perform all the Obligations at the times and places and in the manner specified in the Guarantee and Collateral Agreement and in this Mortgage.

                 iii. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "LEGAL REQUIREMENTS".

                 (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate so as to constitute an illegal subdivision or to prohibit the Premises and Improvements from being conveyed as one zoning or tax lot. Mortgagor represents that the Premises are not part of a larger tract of land owned by Mortgagor or its affiliates or otherwise considered as part of one zoning or tax lot, or, if they are that any authorization or variance required for the subdivision of such larger tract which a sale of the Premises would entail has been obtained from all appropriate Governmental Authorities so that the Premises and Improvements constitute one zoning or tax lot capable of being conveyed as such. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

                 iv. Payment of Taxes and Other Impositions. (a) Promptly when due but in any event prior to delinquency, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                 (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such

Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Mortgagee shall give Mortgagor notice of its intent to pay any Impositions unless an Event of Default has occurred and is continuing. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

                 (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

                 (d) Subject to the provisions of Section 6.3 of the Credit Agreement and Section 6 of this Mortgage, Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, provided Mortgagor shall maintain adequate reserves with respect thereto on its books in conformity with GAAP.

                 (e) Upon written notice to Mortgagor, Mortgagee after and during the continuation of an Event of Default (as defined below) shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon. Any funds so collected by Mortgagee shall be used to pay Impositions as they become due.

                 v. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises:

                 (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss. The policy shall include building ordinance law endorsements and the policy limits shall be automatically reinstated after each loss;

                 (ii) comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;

                 (iii) when and to the extent required by Mortgagee, insurance against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated;

                 (iv) insurance against rent loss, extra expense or business interruption (and/or soft costs, in the case of new construction), if applicable, in amounts satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

                 (v) during the course of any construction or repair of Improvements, comprehensive general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), (including coverage for elevators and escalators, if any). The policy shall include coverage for independent contractors and completed operations. The completed operations coverage shall stay in effect for two years after construction of any Improvements has been completed. The policy shall provide coverage on an occurrence basis against claims for personal injury, including, without limitation, bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford immediate minimum protection to a limit of not less than that required by Mortgagee with respect to personal injury, bodily injury or death to any one or more persons or damage to property;

                 (vi) during the course of any construction or repair of the Improvements, workers' compensation insurance (including employer's liability insurance) for all employees of Mortgagor engaged on or with respect to the Premises in such amounts as are reasonably satisfactory to Mortgagee, but in no event less than the limits established by law;

                 (vii) during the course of any construction, addition, alteration or repair of the Improvements, builder's risk completed value form insurance against "all risks of physical loss," including collapse, water damage, flood and earthquake and transit coverage, during construction or repairs of the Improvements, with deductible approved by Mortgagee, in nonreporting form, covering the total value of work performed and equipment, supplies and materials furnished (with an appropriate limit for soft costs in the case of construction);

                 (viii) boiler and machinery property insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, air conditioning and elevator equipment and escalator equipment, provided the Improvements contain equipment of such nature, and insurance against rent, extra expense, business interruption and soft costs, if applicable, arising from any such breakdown, in such amounts as are reasonably satisfactory to Mortgagee but not less than the lesser of $1,000,000 or 10% of the value of the Improvements;

                 (ix) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

                 (x) such other insurance in such amounts as Mortgagee may reasonably request from time to time.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be cancelled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for deductibles not to exceed $100,000 or such greater amount as Mortgagee shall approve in writing, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than VI, or otherwise as approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless from all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only.
If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever such insurance shall become unsatisfactory to Mortgagee in Mortgagee's reasonable judgement, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

                 (b) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment reasonably satisfactory to Mortgagee with standard non-contributory mortgage clauses in favor of and acceptable to Mortgagee.
Upon request of Mortgagee, Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

                 (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

                 (d) Mortgagor shall increase the amount of property insurance required to equal 100% replacement cost pursuant to the provisions of this Section at the time of each renewal of each policy (but not later than 12 months from the date of this Mortgage and each successive 12 month period to occur thereafter) by using the F.W. Dodge Building Index to determine whether there shall have been an increase in the replacement value since the most recent adjustment and, if there shall have been such an increase, the amount of insurance required shall be adjusted accordingly.

                 (e)      Mortgagor promptly shall comply with and conform to
(i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

                 (f) (i) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee.

                 (ii) If the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage is greater than $1,000,000 but less than $10,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor to be applied, at Mortgagor's election, either (1) in accordance with Section 2.11 of the Credit Agreement or
         (2) towards the repair and restoration of all such damage.

                 (iii) If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage is greater than $10,000,000 but less than $15,000,000, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance shall be advanced to Mortgagor for the repair and restoration of the Mortgaged Property in accordance with the provisions of the Section of this Mortgage entitled "Restoration". Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property.

                 (iv) If the Mortgaged Property is damaged by fire or other casualty, and the cost to repair such damage exceeds $15,000,000, or if an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Mortgagee. Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property and Mortgagor hereby designates Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee may be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance, may be applied, at Mortgagee's sole option and in its sole and absolute discretion, to fulfill any other Obligation of Mortgagor, towards the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d), to the restoration or repair of the property damaged (and if Mortgagor shall require Mortgagee to repair or restore the Mortgaged Property, such balance shall be advanced to Mortgagor in accordance with the provisions of the Section of this Mortgage entitled "Restoration") or released to Mortgagor. In the event Mortgagee releases such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property.

                 (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                 (h) Upon written notice to Mortgagor, Mortgagee after an Event of Default shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon. Any funds so collected by Mortgagee shall be used to pay insurance premiums as they become due.

                 (i) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

                 vi. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse, except as may be expressly permitted under the Credit Agreement.

                 vii. Due on Sale and Other Transfer Restrictions. Except as may be expressly permitted under the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

                 viii.    Maintenance; No Alteration; Inspection; Utilities.
(a)  Subject to the provisions of Section 6.5 of the Credit Agreement and
Section 5(f) of this Mortgage, (i) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair, ordinary wear and tear excepted and shall not commit or suffer any waste of the Improvements,
(ii) Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever and
(iii) the Improvements shall not be demolished in whole or in any material part without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

                 (b) At any reasonable time and as often as may be reasonably desired, Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements.

                 ix. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's reasonable discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

                 x. Restoration. If Mortgagee shall release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed only in accordance with the following conditions:

                 (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Mortgagee in its reasonable discretion;

                 (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Obligations and real estate taxes on the Premises, during restoration;

                 (iii) at the time of any disbursement of the restoration funds, (A) no Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds or which are being contested in good faith by appropriate proceedings and for which Mortgagor has posted a bond in the amount of the lien which is being contested and (C) a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Mortgagee;

                 (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

                 (v) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

                 (vi) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

                 (vii) Mortgagee may impose such other conditions as are customarily imposed by construction lenders; and

                 (viii) any restoration funds remaining shall be released to Mortgagor so long as no Event of Default shall have occurred and be continuing.

                 xi.      Leases.    Except as may be expressly permitted under
the Credit Agreement, Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

                 (ii) Mortgagor shall deliver to Mortgagee, within 10 days after a request by Mortgagee, a written statement, certified by Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder, and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as Mortgagee may request.

                 (iii) All Leases entered into by Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless Mortgagee shall otherwise elect in writing.

                 (iv) In the event of the enforcement by Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement, attorn to Mortgagee or to such person and shall recognize Mortgagee or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of Mortgagee or such successor in interest; (iii) liable for any previous act or omission of Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to Mortgagee or such successor in interest. Each lessee or other occupant, upon request by Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (c) and (d) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

                 xii. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee. Mortgagor, within 5 business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Obligations and certifying as to such other matters as Mortgagee shall reasonably request.

                 xiii. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same after five (5) days' notice to Mortgagor, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

                 xiv. Mortgagor's Existence, etc. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in the Commonwealth of Pennsylvania. Mortgagor represents and warrants that Mortgagor is a duly organized and validly existing corporation in good standing, and this Mortgage has been executed by a duly authorized officer thereof. This Mortgage constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

                 xv. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                 (i)      an Event of Default under the Credit Agreement; or

                 (ii) a failure to make payment of any other sums required to be paid hereunder or under the Loan Documents (including, without limitation, any Imposition) within the period required by specific provision of this Mortgage or the relevant Loan Document or, if no such period is so provided, by no later than three days after written notice from Mortgagee; or

                 (iii) a failure (i) to keep in force the insurance required by this Mortgage; or (ii) to comply with and conform to all provisions and requirements of the insurance policies and the insurers thereunder which affects Mortgagor's ability (A) to keep in force the insurance required by this Mortgage or (B) to collect any proceeds therefrom unless, provided that Mortgagor shall have given Mortgagee prompt notice of such failure, Mortgagee shall reasonably determine the aggregate amount of proceeds which would have been collectable but for any such failure to be less than $10,000,000.00; or (iii) to comply with any other material provisions of this Deed of Trust regarding insurance.

                 xvi. Remedies. Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation:

                 (a) (1) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of the Section of the Credit Agreement entitled "Events of Default", automatically the Obligations and all other amounts owing under the Guarantee and Collateral Agreement, this Mortgage and the other Security Documents immediately shall become due and payable, and (2) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Obligations (together with accrued interest thereon) and all other amounts payable under the Guarantee and Collateral Agreement, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section and in the Guarantee and Collateral Agreement, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                 (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Guarantee and Collateral Agreement, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

                 (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                 (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

                 (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

                 (d) UPON THE OCCURRENCE OF AN EVENT OF DEFAULT MORTGAGOR AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR AND TO CONFESS JUDGMENT IN EJECTMENT AGAINST MORTGAGOR (AND, AT THE ELECTION OF SAID ATTORNEY, AGAINST ANY PERSON CLAIMING UNDER, BY OR THROUGH MORTGAGOR) FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE ENTIRE PREMISES OR, AT THE ELECTION OF SAID ATTORNEY, ANY PORTION OR PORTIONS OF THE PREMISES. THE FOREGOING AUTHORITY TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME UNTIL MORTGAGEE IS FULLY AND FINALLY VESTED WITH POSSESSION OF THE ENTIRE PREMISES. MORTGAGOR EXPRESSLY AGREES THAT ANY JUDGMENT ENTERED PURSUANT TO THE FOREGOING AUTHORITY SHALL BE FINAL AND RELEASES TO MORTGAGEE, AND TO ANY ATTORNEY APPEARING FOR MORTGAGOR OR MORTGAGEE, ALL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY THEREFOR. UPON CONFESSION OF JUDGMENT IN EJECTMENT PURSUANT TO THE FOREGOING AUTHORITY, A WRIT OF POSSESSION (OR LIKE WRIT APPROPRIATE UNDER THEN APPLICABLE LAW) MAY ISSUE FORTHWITH WITHOUT ANY PRIOR PROCEEDINGS AND MAY INCLUDE THE COSTS OF MORTGAGEE. JUDGMENT MAY BE ENTERED PURSUANT TO THE FOREGOING AUTHORITY ON THE BASIS OF AN AFFIDAVIT MADE ON MORTGAGEE'S BEHALF AND SETTING FORTH THE RELEVANT FACTS, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS MORTGAGE IS FILED IN ANY ACTION FOR SUCH JUDGMENT IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS MORTGAGE.

                 xvii. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Guarantee and Collateral Agreement and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

                 xviii.   Appointment of Receiver.  If an Event of Default
shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

                 xix. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the indebtedness guaranteed under the Guarantee and Collateral Agreement, (ii) extend the maturity or alter any of the terms of the indebtedness guaranteed under the Guarantee and Collateral Agreement or any other guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

                 (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                 (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

                 (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

                 xx.      Security Agreement under Uniform Commercial Code.
(a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

                 (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9 313 and 9 402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

                 (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property.
If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

                 xxi. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid and performed in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                 xxii. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

                 xxiii.   Additional Rights.  The holder of any subordinate
lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

                 xxiv. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the indebtedness guaranteed under the Guarantee and Collateral Agreement due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment and performance of the Obligations and such assumption shall be permitted by law.

                 xxv. Notices. All notices, requests, demands and other communications hereunder shall be given in the manner set forth in the Credit Agreement, addressed to Mortgagor at the address given on the first page of this Mortgage and to Mortgagee at the address given on the first page of this Mortgage. Either party may change its address by notice to the other party. If any party other than Mortgagor shall be entitled to receive copies of notices, demands or approvals, failure of Mortgagee to send such copies shall not impair the effectiveness of any notice sent to Mortgagor.

                 xxvi. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

                 xxvii.   Partial Invalidity.  In the event any one or more of
the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Loan Documents, the obligations of Mortgagor and of any other obligor under the Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

                 xxviii. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Mortgagee under this Mortgage and all notices of any Event of Default (except as may be provided for under the terms of this Mortgage) or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

                 xxix. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                 xxx. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State of Pennsylvania (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Obligations, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

                 xxxi.    Expenses; Indemnification.    If (i) any action or
proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage, to enforce the Guarantee and Collateral Agreement or to collect the Obligations), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of any obligor with respect to any Guarantee Obligation), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Borrower or acceptance of the Guarantee and

Collateral Agreement from Mortgagor of the Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

                 (b) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

                 xxxii.   Successors and Assigns.  All covenants of Mortgagor
contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

                 xxxiii. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

                 xxxiv.   Governing Law, etc.  This Mortgage shall be governed
by and construed in accordance with the laws of the State of Pennsylvania, except that Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                 xxxv. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

                 xxxvi.   Certain Definitions.  Unless the context clearly
indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Guarantee and Collateral Agreement," the words "Guarantee and Collateral Agreement" shall mean "the Guarantee and Collateral Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

                 xxxvii. Assembled Industrial Plant Mortgage. This Mortgage is intended to be an assembled industrial plant mortgage within the broadest interpretation of the "assembled industrial plant mortgage doctrine" under the laws of the Commonwealth of Pennsylvania.

                 xxxviii. Future Advances. This Mortgage is executed and delivered to secure, among other things, future advances and re-advances. It is understood and agreed that this Mortgage secures present and future advances and re-advances made for the benefit of Mortgagor and that the lien of such future advances shall relate back to the date of this Mortgage, and Mortgagor and Mortgagee intend that this Mortgage be an Open-End Mortgage as described in 42 PA.C.S.A. Section 8134 and as such be entitled to all benefits under 42 PA.C.S.A. Section 8134.

                 xxxix.   Purchase Money Mortgage.  This is a purchase money
mortgage and shall be entitled to all benefits as such under the lien priority provisions of the Pennsylvania Judicial Code, 42 Pa.C.S.A. Section 8141, as amended.

                 xl.      Receipt of Copy.  Mortgagor acknowledges that it has
received a true copy of this Mortgage.

                 xli.     Release.  If Mortgagor shall and does pay to
Mortgagee the full principal amount of the indebtedness secured hereby, together with all interest accrued thereon, and keeps all the other covenants and agreements contained herein and in the Note and in the other Loan Documents, all in the manner and at the times set forth herein or in the Note and in the other Loan Documents, and if Mortgagor shall also pay all satisfaction costs, including, but not limited to, reasonable attorneys' fees and the cost of recording a satisfaction piece and, if appropriate, a power-of-attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void.


                 This Mortgage has been duly executed by Mortgagor on the date first above written.


ATTEST                                  AMERICAN HOME FOODS, INC.
[corporate seal]


By:                                     By:
    -------------------------               -----------------------------
    Name:                                   Name:
    Title: [AS,S, AT or T]                  Title: [VP or P]

                 The address of the within-named Mortgagee is:


                           c/o Chase Agency Services
                              140 East 45th Street
                            New York, New York 10017

                               For the Mortgagee


                               -----------------------
                               Name:

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )


                 On this, the ____ day of October, 1996, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared ___________________________, who acknowledged [her] [him]self to be the [_________________] President of AMERICAN HOME FOODS, INC., a ________ corporation and that [s]he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by [her][him]self as such officer.


                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                                   -------------------------
                                                   Notary Public

                                                   [Notarial Seal]

My Commission Expires:

                                   Schedule A

                          Description of the Premises

                   [Attach Legal Description of all parcels]

                                                                Exhibit E to the
                                                                Credit Agreement


                       FORM OF ASSIGNMENT AND ACCEPTANCE


         Reference is made to the Credit Agreement, dated as of November 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among International Home Foods, Inc. (the "Borrower"), the Lenders parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent and The Chase Manhattan Bank, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor named on Schedule 1 (the "Assignor") and the Assignee named on Schedule 1 (the "Assignee") agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), an interest as specified in Schedule 1 (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those Facilities described on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on
Schedule 1.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the Assigned Interest, that it has not created any adverse claim upon the Assigned Interest and that the Assigned Interest is free and clear of any such adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any other Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Sections 4.1 and 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.19(b) of the Credit Agreement.

         4. The effective date of this Assignment and Acceptance shall be as specified on Schedule 1 (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.6(d) of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the execution hereof).

         5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and
(b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents (other than any such rights which expressly survive the termination thereof).

         7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                          TO ASSIGNMENT AND ACCEPTANCE
        RELATING TO THE CREDIT AGREEMENT, DATED AS OF NOVEMBER 1, 1996,
                                     AMONG
  INTERNATIONAL HOME FOODS, INC., THE LENDERS PARTIES THERETO, MORGAN STANLEY
                    SENIOR FUNDING, INC., AS DOCUMENTATION
  AGENT, BANKERS TRUST COMPANY, AS SYNDICATION AGENT, AND THE CHASE MANHATTAN
                         BANK, AS ADMINISTRATIVE AGENT
--------------------------------------------------------------------------------

Name of Assignor:

Name of Assignee:

Effective Date of Assignment:

                                         Principal                Commitment Percentage Assigned
       Facility Assigned              Amount Assigned                     (if applicable)
       -----------------              ---------------             ------------------------------
                                      $                                     .                 %
                                       ---------------                   --- -----------------




The terms set forth above and in the Assignment and Acceptance to which this
Schedule 1 is attached are hereby agreed to:

                                        [Consented to and]*/ Accepted for the
                                        Recordation in the Register:


                , as Assignor           THE CHASE MANHATTAN BANK,
----------------                        as Administrative Agent

By:                                     By:
                                            -----------------------------------
  Name:                                    Name:
  Title:                                   Title:





__________________________________

*/     To be completed only if consents are required under Section 10.6(c).

                                        [Consented to]:*/


__________________, as Assignee         [INTERNATIONAL HOME FOODS, INC.]


By:                                     By:
                                            -----------------------------------
   Name:                                   Name:
   Title:                                  Title:

                     [VINSON & ELKINS L.L.P. LETTERHEAD]



                                               EXHIBIT F TO THE CREDIT AGREEMENT





                                November 1, 1996




To Each of the Addressees Named on
Exhibit A hereto


Ladies and Gentlemen:

         We have acted as counsel for International Home Foods, Inc., a Delaware corporation (the "Borrower"), in connection with that certain Credit Agreement dated as of November 1, 1996 (the "Credit Agreement"), by and among the Borrower, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, The Chase Manhattan Bank, as Administrative Agent, and the Lenders party thereto. This opinion is delivered to you pursuant to Section 5.1(h)(i) of the Credit Agreement. Capitalized terms not otherwise defined herein are defined as set forth in the Credit Agreement, and other terms that are defined in the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") have the same meanings when used herein unless otherwise indicated by the context in which such terms are so used.

         In connection with the opinions hereinafter expressed, we have (i) investigated such questions of law, (ii) examined such corporate documents and records of the Borrower and the Designated Subsidiaries (as such term is hereinafter defined) and certificates of public officials, and (iii) received such information from officers and representatives of the Borrower and the Designated Subsidiaries (with the Borrower and the Designated Subsidiaries hereinafter referred to collectively as the "Loan Parties"), as we have deemed necessary or appropriate for the purposes of this opinion. We have examined the following documents (those identified in items (a) through (d) below being referred to collectively as the "Loan Documents"):

         (a)     An executed copy of the Credit Agreement;

         (b)     The executed Notes;

Page 2
November 1, 1996


         (c) An executed copy of the Guarantee and Collateral Agreement executed and delivered by American Home Foods, Inc., a Delaware corporation, Luck's Inc., a Delaware corporation, M. Polaner, Inc., a Delaware corporation, Heritage Brands Holdings Inc., a Delaware corporation, Heritage Brands, Inc., a Delaware corporation, Campfire, Inc., a Delaware corporation (with such entities herein referred to collectively as the "Designated Subsidiaries"), and the Borrower;

         (d) Executed copies of the Mortgages, including the Deed of Trust and Security Agreement executed by American Home Foods, Inc., a Delaware corporation (the "Grantor"), to be recorded in the State of Texas (the "Deed of Trust");

         (e) An executed copy of the Financing Statements executed in connection with the Guarantee and Collateral Agreement to be filed in the Office of the Secretary of State of Texas (the "Collateral Agreement Financing Statements"); and

         (f) An executed copy of the Financing Statement executed in connection with the Deed of Trust (the "Deed of Trust Financing Statement," with the Collateral Agreement Financing Statements and the Deed of Trust Financing Statement herein referred to collectively as the "Financing Statements").

         In rendering the opinions herein set forth, we have assumed (i) the due authorization, execution and delivery of the Loan Documents by all parties to such Documents other than the Loan Parties and that each such Document is valid, binding and enforceable against the parties thereto other than the Loan Parties, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, and (v) the conformity to original documents of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied upon the representations made in the Loan Documents and upon certificates of officers of each of the Loan Parties (collectively, the "Officers' Certificates"), copies of which are attached hereto.

         Based upon the foregoing and subject to the qualifications, exceptions, limitations, and assumptions set forth herein, we are of the opinion that:

         1. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such Loan Party owns or leases any property or does any business as identified in the Officer's Certificate executed by an officer of such Loan Party.

Page 3
November 1, 1996


         2. Each Loan Party has the corporate power and authority to enter into and perform its obligations under the Loan Documents to which it is a party. Each Loan Party's execution, delivery and performance of the Loan Documents to which it is a party have been duly authorized by all requisite corporate action, and the Loan Documents have been duly executed and delivered by each Loan Party that is a party thereto.

         3.      (a)      Under the internal laws of the State of New York,
each of the Loan Documents constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with the respective terms of such Loan Documents.

                 (b) Under the internal laws of the State of Texas, to the extent that said laws govern the Deed of Trust, the Deed of Trust constitutes a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms.

         4. The execution and delivery of the Loan Documents and the performance by each Loan Party of the respective terms of the Loan Documents do not (a) conflict with or result in a violation of (i) the Certificate of Incorporation or Bylaws of any Loan Party, the Senior Subordinated Note Indenture or any material agreement, instrument or judicial or regulatory order listed in Sections 4.10, 4.11, 4.12 or 4.13 of the Disclosure Schedule to the Acquisition Agreement, or (ii) any applicable provision of the federal laws of the United States (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or of the laws of the States of Texas and New York, or (b) result in any Loan Party being obligated to create or impose any Lien upon any of its Property under any such material agreement, instrument or judicial or regulatory order listed in the Officers' Certificates, other than those contemplated by the Credit Agreement.

         5. Except for the recording of the Mortgages, the filing of the Financing Statements and the filings with the U.S. Copyright Office and the U.S. Patent and Trademark Office referred to in paragraph 14 below, no approval, authorization or other action by or filing with any governmental authority of the State of Texas or the State of New York or pursuant to the federal laws of the United States is required in connection with the execution and delivery by any Loan Party of the Loan Documents.

         6. Except as described in the schedule of litigation heretofore furnished to each Lender by each Loan Party, there are, to our knowledge, no actions, suits or proceedings pending or threatened against any Loan Party before any court or arbitrator(s) or by or before any administrative agency or governmental authority, (a) relating to the Loan Documents or the Acquisitions, or (b) in which there is a reasonable possibility of an adverse decision that could have a material adverse effect on the financial condition or business of the Borrower and the Designated Subsidiaries taken as a whole.

Page 4
November 1, 1996


         7. Assuming the accuracy of the representations and warranties set forth in each subscription document of limited partners of Hicks, Muse, Tate & Furst Equity Fund III, L.P. and that there is no violation by any such limited partner of Section 48(a) of the Investment Company Act of 1940, as amended (the "1940 Act"), none of the Loan Parties is an "investment company" that is required to be registered under the 1940 Act.

         8. None of the Loan Parties is a "holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         9. The form of the Deed of Trust, the acknowledgments thereto and the Deed of Trust Financing Statement comply with all applicable recording, filing and registration laws and regulations of the State of Texas. The property descriptions of the real properties contained in the Deed of Trust situated in the State of Texas, if accurate, are in proper form for purposes of all applicable, filing, and registration laws.

         10. A fully executed counterpart of the Deed of Trust should be filed for record in the offices of the respective county clerks of each of the counties in the State of Texas in which the Trust Property (as such term is defined in the Deed of Trust) is situated and a fully executed counterpart of the Deed of Trust Financing Statement should be filed in the Office of the Secretary of State of Texas. No other filings are necessary or appropriate for the purposes intended to be accomplished thereby, other than continuation statements as required by the Uniform Commercial Code as in effect in the State of Texas (the "Texas UCC"). Upon such filing, the Deed of Trust will constitute as security for the Obligations (as such term is defined in the Deed of Trust) (a) a valid mortgage lien on all real property and interests in real property accurately and specifically described in the Deed of Trust as being mortgaged thereby, and (b) a perfected security interest in all tangible personal property and fixtures adequately described in the Deed of Trust as being mortgaged thereby to the extent that the Texas UCC is applicable thereto.

         11. The Guarantee and Collateral Agreement creates valid security interests in favor of the Administrative Agent in the Collateral (as such term is defined in the Guarantee and Collateral Agreement), under the laws of the State of New York, as security for the Obligations (as such term is defined in the Guarantee and Collateral Agreement).

Page 5
November 1, 1996


         12. The Collateral Agreement Financing Statement is in appropriate form for filing in the State of Texas, and the filing of the Collateral Agreement Financing Statement in the Office of the Texas Secretary of State (together with the payment of all applicable filing fees) will result in the perfection of the Administrative Agent's security interests in the Filing Collateral (as such term is hereinafter defined). As used herein, the term "Filing Collateral" means all of the Collateral other than Instruments, Intellectual Property, and Pledged Securities (as such terms are defined in the Guarantee and Collateral Agreement) and all proceeds and products thereof.

         13. Assuming that the Administrative Agent obtains and maintains possession of all Instruments and all Pledged Securities (as such terms are defined in the Guarantee and Collateral Agreement) in the State of New York, the Administrative Agent will have a duly perfected security interest in such Instruments and Pledged Securities, which, in the case of the Administrative Agent's security interest in the Pledged Stock, will be free of any adverse claim.

         14. Upon (a) the filing of financing statements in the appropriate jurisdictions and the payment of all applicable filing fees, and (b) the recording of the Guarantee and Collateral Agreement in the U.S. Copyright Office and the U.S. Patent and Trademark Office and the payment of all applicable filing fees, the Administrative Agent will have a duly perfected security interest in all Intellectual Property arising under the laws of the United States.

         15. The Pledged Stock listed on Schedule 2 to the Guarantee and Collateral Agreement has been duly authorized and validly issued, and is fully paid and non-assessable.

         16. The Obligations (as defined in the Credit Agreement) of the Borrower constitute "Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture, and the Guarantor Obligations (as defined in the Guarantee and Collateral Agreement, but limited to obligations of the type described in clause (ii) of such definition) of each Designated Subsidiary constitute "Guarantor Senior Indebtedness" under and as defined in the Senior Subordinated Note Indenture.

         Our opinions are subject in all respects to the following qualifications, exceptions, assumptions and limitations.

         (a) The opinions set forth above are subject, as to enforceability, to the effect of (i) any applicable bankruptcy (including, without limitation, preference and fraudulent conveyance), insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether considered in proceedings in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

Page 6
November 1, 1996



         (b) With respect to our perfection opinions set forth in paragraphs 10, 12 and 14 above, we note that continuation statements as required by the Texas UCC must be filed in order to maintain the effectiveness of the filing of the Financing Statements. We also note that in the case of property that becomes Collateral or Trust Property after the date hereof,
Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case. We call to your attention that the perfection of the security interests described in paragraphs 10, 12 and 14 above (collectively, the "Security Interests") will lapse (i) as to any Collateral or Trust Property (as to which the filing of a financing statement is necessary) acquired by any Loan Party more than four months after such Loan Party so changes its name, identity or corporate structure as to make the Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of such Loan Party are properly filed before the expiration of such four months, and (ii) as to any Collateral or Trust Property consisting of accounts, general intangibles, mobile goods and (in the case of a non-possessory security interest) chattel paper, four months after any Loan Party changes its chief executive office to a new jurisdiction outside the state of Texas to the extent that such Loan Party's chief executive office is located in the State of Texas (or, if earlier, when perfection under the laws of the State of Texas would have ceased as a result to the failure to file a required continuation statement) unless such Security Interests are perfected in such new jurisdiction before that termination. Except as expressly set forth in paragraph 13 above as to the Pledged Stock, we express no opinion as to the priority of any lien or security interest created by the Loan Documents. We express no opinion with respect to the perfection of the Administrative Agent's security interests in any property except as set forth in paragraphs 10, 12, 13 and 14 above. We also note that in the case of the Administrative Agent's Security Interests in proceeds, continuation of perfection of the Administrative Agent's Security Interests therein is limited to the extent set forth in the New York UCC and the Texas UCC (collectively, the "UCC"). We further note that the Administrative Agent's remedies under the Guarantee and Collateral Agreement to sell or dispose of the Pledged Stock are subject to compliance with applicable state and federal securities laws. In addition, in rendering our opinions set forth in paragraph 13 above, we have assumed that the Lenders are "bona fide purchasers" as defined in Section 8-302 of the New York UCC.

         (c) We express no opinion with respect to the perfection of the Administrative Agent's Security Interests in the case of any Collateral or Trust Property (i) that is subject to a state statute or a statute or treaty of the United States that provides for a certificate of title or national or international registration; (ii) constituting goods that are installed or affixed to, or become a part of a product or mass with goods that are not items of Collateral or Trust Property; (iii) constituting accounts that are due from the United States or any State of the United States or any agency or department of the United States or any State; (iv) constituting goods that are or become fixtures except for fixtures located on the real property portions of the Trust Property; (v) consisting of

Page 7
November 1, 1996


consumer goods, equipment used in farming operations, farm products, crops, timber, minerals and the like (minerals that are a part of the Trust Property are covered by the Deed of Trust as heretofore stated) or accounts or general intangibles resulting from the sale thereof, beneficial interests in a trust or decedent's estate, letters of credit, policies of insurance, and deposit accounts. Except as set forth in paragraph 13 above, we also express no opinion with respect to the perfection of the Administrative Agent's Security Interests in any Collateral or Trust Property to the extent that, pursuant to the provisions of Section 9.103 of the Texas UCC, the law of a state other than Texas governs the perfection of such Security Interests (including, without limitation, to the extent that (i) except in the case of inventory and equipment constituting non-mobile goods, any Loan Party may have its chief executive office in a state other than Texas, or (ii) any Collateral or Trust Property constituting non-mobile goods may be located in a state other than Texas).

         (d) With respect to any assignment of rents contained in the Loan Documents, we note that to the extent that any such assignment of rents is characterized as an assignment for security purposes, under Texas case law such assignment does not become operative unless or until the Administrative Agent obtains possession of the real property involved, impounds the rents, secures the appointment of a receiver, or takes some other similar action.

         (e) We have made no examination of, and express no opinion with respect to, the accuracy or sufficiency of the description of any portion of the Collateral or the Trust Property. To the contrary, we have assumed, without investigation, the accuracy and sufficiency of the descriptions of all the Collateral and the Trust Property. We have assumed, with your permission and without investigation, that the respective Loan Parties have marketable title to all personal property and good and indefeasible title to all real property encumbered by the Loan Documents.

         (f) We do not intend by the opinions expressed above with respect to enforceability to indicate that the due-on-sale and due-on-encumbrance provisions and other restrictions on transfer contained in the Loan Documents are in all respects enforceable. In that connection we call your special attention to Section 9.311 of the Texas UCC with respect to personal property and to Metropolitan Sav. & Loan Assoc. v. Nabours, 652 S.W.2d 820 (Tex. Civ. App.--Tyler, 1983, writ dism'd w.o.j.) and Abramoff v. Life Ins. Co. of George, 92.B.R. 698 (Bankr. W.D. Tex. 1988) with respect to the real property covered by the Deed of Trust.

         (g) We express no opinion with respect to the following provisions to the extent that the same are contained in the Loan Documents:

                 (i) provisions purporting to waive rights to notices, objections, demands, legal defenses, statutes of limitations, rights to trial by jury, or other benefits or rights that cannot be waived under applicable law;

Page 8
November 1, 1996


                 (ii) provisions purporting to affect the jurisdiction or venue of courts;

                 (iii) provisions granting to the Administrative Agent powers of attorney or authority to execute documents or to act by power of attorney on behalf of another party;

                 (iv) provisions purporting to provide remedies inconsistent with the UCC, to the extent that the UCC is applicable thereto and to the extent that such remedies may not be altered by the consent of the parties pursuant to the provisions of the UCC;

                 (v) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the same are inconsistent with public policy;

                 (vi) provisions purporting to establish evidentiary standards, for suits or proceedings to enforce the Loan Documents;

                (vii)    provisions that decisions by a party are conclusive;
         and

                (viii) provisions relating to subrogation, offset rights, and liquidated damages.

         (h) With respect to the Mortgages, we express no opinion with respect to the enforceability thereof to the extent that, under the conflict of law statutes and rules of the States of New York and Texas (including, without limitation, Section 1-105 of the New York UCC and Section 1.105 of the Texas
UCC), the laws of a state other than New York or Texas manditorily govern the enforceability of the Mortgages.

         (i) As to matters with respect to which our opinion is stated to be "to our knowledge" or words of similar effect, we have not undertaken any independent examination of facts, but have based our opinion in sole reliance upon the Officers' Certificates and upon matters of which the attorneys in our Firm who have devoted time to this matter have current actual knowledge.

         (j) We have not been called upon to, and accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business that may relate to the Loan Documents or the transactions contemplated thereby. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or where an enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectable.

Page 9
November 1, 1996


         (k) The opinions expressed herein are as of the date hereof only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or become effective.

         (l) The opinions herein expressed and the statements herein made are limited in all respects to the laws of the State of New York, the General Corporation Law of the State of Delaware, the applicable federal laws of the United States, and, as indicated in paragraphs 3(b), 5, 9, 10, 12, and 14 above and the related exceptions, the laws of the State of Texas.

         The opinions herein have been furnished at your request and are solely for your benefit in connection with the subject transaction and may not be relied upon by any other Person or furnished to anyone else without the prior written consent of the undersigned (provided that copies of this opinion may be furnished to regulatory authorities, Transferees, and prospective Transferees).

                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.

                                   EXHIBIT A

                                   Addressees


Morgan Stanley Senior Funding, Inc.,
 as Documentation Agent

Bankers Trust Company,
 as Syndication Agent

The Chase Manhattan Bank,
 as Administrative Agent

The Lenders now or hereafter parties
 to the Credit Agreement referred to above

                                             EXHIBIT G-1 TO THE CREDIT AGREEMENT

                              [FORM OF TERM NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                         TRANCHE [A][B][C] TERM NOTE

$______________                                               New York, New York
                                                                November 1, 1996

                 FOR VALUE RECEIVED, the undersigned, INTERNATIONAL HOME FOODS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") and its registered assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of ________________ ______ DOLLARS ($_________), or, if less, the unpaid principal amount of the Tranche [A][B][C] Term Loan made by the Lender pursuant to Section 2.1 of the Credit Agreement (as defined below). The principal amount of the Tranche [A][B][C] Term Loan made by the Lender shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of the Tranche [A][B][C] Term Loan made by the Lender from time to time outstanding at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

                 The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Tranche [A][B][C] Term Loan made by the Lender and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure to make any such endorsement or any error in such endorsement shall not affect the obligation of the Borrower to repay the Tranche [A][B][C] Term Loans (with applicable interest) in accordance with the terms of the Credit Agreement.

                 This Note (a) is one of the Tranche [A][B][C] Term Notes referred to in the Credit Agreement, dated as of November 1, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks, financial institutions and other entities from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                 Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        INTERNATIONAL HOME FOODS, INC.

                                        By
                                            -----------------------------------
                                            Title:

                                                                      Schedule A
                                                  to Tranche [A][B][C] Term Note

                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                            Amount of ABR
                                                         Amount of         Loans Converted     Unpaid Principal
           Amount of ABR      Amount Converted to     Principal of ABR      to Eurodollar       Balance of ABR      Notation Made
Date           Loans               ABR Loans            Loans Repaid            Loans                Loans                By
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                  to Tranche [A][B][C] Term Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS



------------------------------------------------------------------------------------------------------------------------------------
                               Amount                                                                         Unpaid
                          Converted to or    Interest Period        Amount of            Amount of           Principal
           Amount of        Continued as      and Eurodollar       Principal of      Eurodollar Loans       Balance of
           Eurodollar        Eurodollar         Rate with        Eurodollar Loans    Converted to ABR       Eurodollar     Notation
Date         Loans             Loans         Respect Thereto          Repaid               Loans               Loans       Made By
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                             EXHIBIT G-2 TO THE CREDIT AGREEMENT

                        [FORM OF REVOLVING CREDIT NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                            REVOLVING CREDIT NOTE

$__________________                                           New York, New York
                                                                November 1, 1996

                 FOR VALUE RECEIVED, the undersigned, INTERNATIONAL HOME FOODS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of ________________ (the "Lender") and its registered assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date, the principal amount of ________________ DOLLARS ($___________), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Section 2.4 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Revolving Credit Loans made by the Lender from time to time outstanding at the rates and on the dates specified in Section 2.14 of the Credit Agreement.

                 The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by the Lender and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure to make any such endorsement or any error in such endorsement shall not affect the obligation of the Borrower to repay Revolving Credit Loans (with applicable interest) in accordance with the terms of the Credit Agreement.

                 This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of November 1, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks, financial institutions and other entities from time to time parties thereto, Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                 Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                                        INTERNATIONAL HOME FOODS, INC.


                                        By
                                            -----------------------------------
                                            Title:

                                                                      Schedule A
                                                        to Revolving Credit Note


                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



------------------------------------------------------------------------------------------------------------------------------------
                                  Amount                                  Amount of ABR Loans
                               Converted to    Amount of Principal of         Converted to        Unpaid Principal     Made Notation
Date    Amount of ABR Loans     ABR Loans         ABR Loans Repaid          Eurodollar Loans    Balance of ABR Loans       By
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                      Schedule B
                                                        to Revolving Credit Note


      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS




------------------------------------------------------------------------------------------------------------------------------------
                       Amount Converted  Interest Period       Amount of            Amount of
                        to or Continued   and Eurodollar      Principal of       Eurodollar Loans     Unpaid Principal
          Amount of      as Eurodollar  Rate with Respect   Eurodollar Loans     Converted to ABR        Balance of       Notation
Date  Eurodollar Loans       Loans           Thereto             Repaid               Loans           Eurodollar Loans    By Made
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                 EXHIBIT G-3 TO CREDIT AGREEMENT

                           [FORM OF SWING LINE NOTE]

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

                               SWING LINE NOTE
                                                              New York, New York
$___________________                                            November 1, 1996

                 FOR VALUE RECEIVED, the undersigned, INTERNATIONAL HOME FOODS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of _____________ (the "Swing Line Lender") and its registered assigns, at the office of The Chase Manhattan Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Revolving Credit Termination Date, the principal amount of _______________ DOLLARS ($____________) or, if less, the aggregate unpaid principal amount of the Swing Line Loans made by the Swing Line Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement (as defined below). The Borrower further agrees to pay interest in like money at said office on the unpaid principal amount of Swing Line Loans from time to time outstanding at the rates and on the dates specified in
Section 2.14 of the Credit Agreement.

                 The Swing Line Lender is authorized to endorse the date and the amount of each Swing Line Loan made by the Swing Line Lender to the Borrower pursuant to Section 2.6 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof on Schedule A annexed hereto and made a part hereof and any such recordation shall constitute prima facie evidence of the accuracy of the information so endorsed, provided, that any failure by the Swing Line Lender to make such endorsement or any error in such endorsement shall not affect the obligation of the Borrower to repay the Swing Line Loans (with applicable interest) in accordance with the terms of the Credit Agreement.

                 This Note (a) is the Swing Line Note referred to in the Credit Agreement, dated as of November 1, 1996 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lender, the other banks, other financial institutions and other entities from time to time parties thereto (the "Lenders"), Morgan Stanley Senior Funding, Inc., as Documentation Agent, Bankers Trust Company, as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent for the Lenders, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                 Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                 THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.



                                        INTERNATIONAL HOME FOODS, INC.


                                        By
                                            -----------------------------------
                                            Title:

                                                                   Schedule I to
                                                                 Swing Line Note


                        SWING LINE LOANS AND REPAYMENTS



-------------------------------------------------------------------------------------------------------------------------
                                                                                Unpaid
                               Amount of Swing       Amount of Swing      Principal Balance
                                  Line Loans            Line Loans         of Swing Line
        Date                        Made                 Repaid                Loans            Notation  Made By
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------